SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

BANC OF CALIFORNIA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

April 4, 2014

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Banc of California, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 8:00 a.m., local time, on May 15, 2014 at the Pacific Club, located at 4110 MacArthur Boulevard, Newport Beach, California. The meeting will include management’s report to you on the Company’s financial and operating performance.

An important aspect of the Annual Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (1) the election of three directors of the Company; and (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. Registered stockholders, that is, stockholders who hold their stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours, Steven A. Sugarman President and Chief Executive Officer

BANC OF CALIFORNIA, INC.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 236-5300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Banc of California, Inc. (the “Company”) will be held as follows:

TIME	8:00 a.m. local time
DATE	May 15, 2014
PLACE	The Pacific Club, 4110 MacArthur Boulevard, Newport Beach, California

ITEMS OF BUSINESS	(1) Election of three directors each for a term of three years.

(2) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

RECORD DATE	Holders of record of the Company’s voting common stock at the close of business on March 24, 2014 will be entitled to vote at the meeting or any adjournment or postponement of the meeting.

ANNUAL REPORT	The Company’s 2013 Annual Report to Stockholders accompanies this proxy statement.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered stockholders, that is, stockholders who hold their stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS Steven A. Sugarman President and Chief Executive Officer

Irvine, California

April 4, 2014

The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting To Be Held on May 15, 2014.

The Company’s Proxy Statement and Annual Report to Stockholders are available on the Internet at

http://www.cfpproxy.com/5332.

BANC OF CALIFORNIA, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2014

i

ii

BANC OF CALIFORNIA, INC.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 236-5300

PROXY STATEMENT

INTRODUCTION

The Board of Directors of Banc of California, Inc. (“Banc of California,” the “Company,” “we,” “us” and “our”) is using this proxy statement to solicit proxies from the holders of the Company’s voting common stock, par value $0.01 per share (the “Voting Common Stock”), for use at the upcoming Annual Meeting of Stockholders of the Company and at any adjournments or postponements of the meeting. The meeting will be held on May 15, 2014 at 8:00 a.m., local time, at the Pacific Club, located at 4110 MacArthur Boulevard, Newport Beach, California. At the meeting, stockholders will be asked to vote on two items: (i) the election of three directors of the Company, each to serve for a term of three years; and (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. These items are described in more detail below. Stockholders also will consider any other matters that may properly come before the meeting or any adjournment or postponement of the meeting, although the Board of Directors knows of no other business to be presented.

Some of the information in this proxy statement relates to the Company’s wholly owned bank subsidiary, Banc of California, National Association. Prior to October 11, 2013, the Company had two banking subsidiaries, Pacific Trust Bank, a federal savings bank (“PacTrust Bank” or “Pacific Trust Bank”) and The Private Bank of California (which the Company acquired and merged into its other bank subsidiary, Beach Business Bank, on July 1, 2013; upon completion of that transaction, Beach Business Bank was renamed “The Private Bank of California”). On October 11, 2013, Pacific Trust Bank converted from a federal savings bank to a national bank and changed its name to Banc of California, National Association, and immediately thereafter The Private Bank of California was merged into Banc of California, National Association. Unless the context indicates otherwise, references to the “Bank” prior to October 11, 2013 mean Pacific Trust Bank and The Private Bank of California (Beach Business Bank prior to July 1, 2013), collectively, and references to the “Bank” on or after October 11, 2013 refer to Banc of California, National Association.

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

The accompanying Notice of Annual Meeting of Stockholders and proxy and this proxy statement are first being sent to stockholders on or about April 4, 2014.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2013, which includes the Company’s audited financial statements, accompanies this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

Your vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote on the following items:

1. Election of three directors of the Company, each for a term of three years.

2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Stockholders also will act on any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Members of our management team will be present at the meeting to respond to your questions.

Why didn’t I receive a copy of the proxy statement, annual report and proxy card in the mail?

In 2007, the Securities and Exchange Commission (“SEC”) adopted new “e-proxy” or “Notice and Access” rules. These rules allow companies to send you a one-page notice that the materials are available electronically instead of a full package containing a proxy card, annual report and proxy statement. The Company elected to use Notice and Access for this 2014 Annual Meeting of Stockholders. As a result, beginning on or about April 4, 2014, the Company sent to most of its stockholders notice of electronic availability of its proxy materials. If you receive such a notice, you have the option of (1) accessing the proxy materials, including instructions on how to vote, online or (2) requesting that those materials be sent to you in paper form. The Company may still choose to mail hard copies of proxy materials to all or some stockholders that have not elected to have the Company send hard copies to them.

Will each stockholder within a household receive separate proxy materials?

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who the Company reasonably believes are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

The Company may household its proxy card, notices, annual report and proxy statement to stockholders of record sharing an address. This means that stockholders of record who share an address may not each receive a separate notice or paper copy of the proxy materials. The Company also understand that certain brokerage firms, banks, or other similar entities holding the Company’s Voting Common Stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of Voting Common Stock are held by such an entity should contact such entity if they now receive (1) multiple copies of the Company’s proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of the Company’s proxy materials or notice and wish to receive separate copies of these materials in the future.

Additional copies of our proxy materials are available upon request by contacting the Company’s Corporate Secretary, Richard Herrin, at 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612, or by calling (949) 236-5300.

Who is entitled to vote?

The record date for the meeting is March 24, 2014. Only holders of record of the Voting Common Stock as of the close of business on that date are entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share of Voting Common Stock held as of the record date; provided, however, that under Section F of Article 6 of the Company’s charter, no stockholder who beneficially owns more than 10.0% of the shares of Voting Common Stock outstanding as of that date may vote shares held in excess of that amount. At the close of business on the record date, there were 19,666,693 shares of Voting Common Stock outstanding.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to any “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, your shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. The election of directors is expected to be a non-discretionary item and the ratification of the appointment of the independent registered public accounting firm is expected to be a discretionary item.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of Voting Common Stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1.	You can vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2.	You can vote by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.	You can vote via the internet. If you are a registered stockholder, you can vote via the internet by following the instructions included on the proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.	You can vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 24, 2014, the record date for voting at the meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the meeting even if you plan to attend the meeting in person.

Can I change my vote after I submit my proxy?

Yes. If you are a registered stockholder, you can revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	submitting another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Company’s Corporate Secretary prior to the annual meeting; or

•	voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the meeting; you must actually vote at the meeting to revoke a prior proxy.

If you hold your shares through a bank, broker or other nominee, you will need to follow the instructions of your bank, broker or other nominee in order to change your vote.

How does the Board of Directors recommend I vote on the items to be considered at the annual meeting?

The Board of Directors recommends that you vote:

•	FOR the election of the three director nominees to the Board of Directors.

•	FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

What if I do not specify how my shares are to be voted?

Registered Stockholders.    If you a registered stockholder and you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three director nominees to the Board of Directors.

•	FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Holders of Shares in “Street” Name.    If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, it is expected that your broker will be able to vote your shares on the ratification of the appointment of the independent registered public accounting firm but will be unable to vote your shares on the election of directors. See “What if my shares are held in ‘street name’ by a broker?”

Will any other business be conducted at the meeting?

The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. This means that the three director nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the three nominees named in this proxy statement. If you vote “Withhold” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although your shares will be counted for purposes of determining whether there is a quorum.

How many votes are required to ratify the appointment of the independent registered public accounting firm?

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2014. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” on this item.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

How will abstentions be treated?

If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for the election of directors. An abstention on the ratification of the appointment of the independent registered public accounting firm will not be counted as a vote cast and will have no effect on that item.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more items will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on any of the items to be voted on at the meeting.

STOCK OWNERSHIP

Stock Ownership of Greater than 5% Stockholders, Directors and Executive Officers

The following table shows, as of March 24, 2014, the beneficial ownership of the Voting Common Stock by:

•	those persons or entities known by management to beneficially own more than five percent of the outstanding shares of Voting Common Stock;

•	each director and director nominee of the Company;

•	each Named Executive Officer (as defined under “Executive Compensation—Compensation Discussion and Analysis”); and

•	all of the executive officers and directors of the Company as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as the Company’s. To the extent any of the beneficial owners hold fractional shares of Voting Common Stock; such fractional shares have been rounded to whole shares. As of March 24, 2014, there were 19,666,693 shares of Voting Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Voting Common Stock subject to outstanding rights to acquire shares of Voting Common Stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person, however.

Name of Beneficial Owner	Beneficial Ownership	Percent of Voting Common Stock Outstanding
Greater than 5% Stockholders
TCW Group, Inc. et al. 11100 Santa Monica Boulevard, Suite 2000 Los Angeles, California 90025(1)	1,785,080	8.76%
Basswood Capital Management, L.L.C. et al. 645 Madison Avenue, 10th Floor New York, New York 10022(2)	1,567,765	7.97%
Patriot Financial Partners, L.P., et al. Cira Centre 2929 Arch Street, 27th Floor Philadelphia, Pennsylvania(3)	1,509,450	7.68%
Endicott Management Company, et al. 360 Madison Avenue, 21st Floor New York, New York 10017(4)	1,000,000	5.08%

Directors and Executive Officers(5)
Timothy R. Chrisman, Chairman of the Board	57,562	0.29%
Steven A. Sugarman, Director, President and Chief Executive Officer of the Company and the Bank	630,153	3.11%
Chad T. Brownstein, Director	9,525	0.05%
Robb Evans, Director	24,525	0.12%
Eric Holoman, Director	10,391	0.05%
Jeffrey Karish, Director	18,244	0.09%
Jonah Schnel, Director	10,025	0.05%
Halle Benett, Director Nominee	500	*
Robert D. Sznewajs, Director Nominee	500	*
Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer of the Company and the Bank	58,942	0.30%
Hugh F. Boyle, Executive Vice President, Chief Credit Officer and Chief Risk Officer of the Company and the Bank	25,231	0.13%
John C. Grosvenor, Executive Vice President and General Counsel of the Company	28,194	0.14%
Jeffrey T. Seabold, Executive Vice President and Chief Lending Officer of the Company and the Bank	174,850	0.89%
Robert M. Franko, former President of the Company and former President and Chief Executive Officer of the Bank(6)	18,988	0.10%
Directors and executive officers of the Company as a group (17 persons)(5)	1,055,851	5.29%

*	Holds less than 0.01%
(1)	Based on a Schedule 13-G filed with the SEC on February 14, 2014 by TCW Group, Inc. on behalf of TCW Asset Management Company, a California corporation (“TCWAM”) and by Crescent Capital Group, L.P., a Delaware limited partnership (“Crescent”). TCWAM and Crescent have entered into a joint filing agreement dated February 14, 2014. Additionally, according to the Schedule 13-G, as of February 6, 2013 TCWAM is majority owned by investment funds affiliated with The Carlyle Group. As such The Carlyle Group and entities affiliated with it may be deemed to share beneficial ownership of the securities.

On May 29, 2013, TCW Shared Opportunity Fund V, L.P., a Delaware limited partnership for which TCWAM serves as investment advisor (“TCW”), represented in a Common Stock Share Exchange Agreement, dated May 29, 2013 (the “Exchange Agreement”), between TCW and the Company, that it held at that date, 1,567,774 shares of the Company’s common stock, consisting of 523,195 shares of Voting

Common Stock and 1,044,579 shares of the Company’s Class B Non-Voting Common Stock, par value $0.01 per share (“Non-Voting Common Stock”). In addition to these outstanding shares, TCW also owns an immediately exercisable warrant that will expire in 2015 (the “TCW Warrant”) to purchase 240,000 shares of Non-Voting Common Stock or, to the extent provided therein, shares of Voting Common Stock in lieu of Non-Voting Common Stock. Pursuant to the Exchange Agreement, TCW may from time to time exchange its shares of Non-Voting Common Stock for shares of Voting Common Stock issued by the Company on a share-for-share basis, provided that immediately following any such exchange, TCW’s percentage ownership of Voting Common Stock does not exceed 9.99%. On June 3, 2013, TCW exchanged 550,000 shares of Non-Voting Common Stock for the same number of shares of Voting Common Stock.

The Company believes that as of December 31, 2013, TCW held 1,078,250 shares of Voting Common Stock and 466,830 shares of Non-Voting Common Stock, plus the TCW Warrant under which up to 240,000 shares of Non-Voting Common Stock may be issued upon exercise and may thereafter be exchanged for shares of Voting Common Stock pursuant to the Exchange Agreement. TCW has the right to (i) immediately exchange 466,830 shares of Non-Voting Common Stock for the same number of shares of Voting Common Stock and (ii) immediately exercise its warrant for 240,000 shares of Non-Voting Common Stock and thereafter exchange the same number of shares of Voting Common Stock. If TCW takes these actions (which actions are assumed to have been taken by TCW as represented in the table above), then it would own an additional 706,830 shares of Voting Common Stock and its aggregate ownership amount would be 8.75%, which is under the 9.99% Voting Common Stock ownership limitation in the Exchange Agreement. See “Transactions with Related Persons—Transactions with Greater Than 5% Stockholders Who are Not Executive Officers.”

(2)	As reported by Basswood Capital Management, LLC (“Basswood”) Basswood Enhanced Long Short Fund, L.P. (“Basswood Short Fund”), Basswood Enhanced Long Short GP, LLC (“Basswood GP”), and Mathew Lindenbaum and Bennett Lindenbaum in a Schedule 13-G/A filed with the SEC on February 12, 2014. Basswood GP is the general partner of the Basswood Short Fund and Mathew Lindenbuam is its managing member. Each of Basswood, Mathew Lindenbaum and Bennett Lindenbaum reported shared voting and dispositive power over all 1,567,765 shares and Basswood Short Fund and Basswood GP reported shared dispositive and voting power over 1,178,711 of such shares.
(3)	As reported by Patriot Financial Partners, L.P. (“Patriot Fund”), Patriot Financial Partners Parallel, L.P. (“Patriot Parallel Fund”) (collectively, the Patriot Fund and Patriot Parallel Fund are referred to as the “Funds”), Patriot Financial Partners GP, L.P. (“Patriot GP”), Patriot Financial Partners GP, LLC (“Patriot LLC”), W. Kirk Wycoff, Ira M. Lubert and James J. Lynch in a Schedule 13-D filed with the SEC on December 10, 2013. Patriot GP is the general partner of the Funds, Patriot LLC is a general partner of Patriot GP and Messrs. Wycoff, Lubert and Lynch are general partners of the Funds and Patriot GP and members of Patriot LLC. Patriot GP, Patriot LLC, and Messrs. Wycoff, Lubert and Lynch reported shared voting and dispositive power over all 1,509,450 shares. Patriot Fund reported shared voting and dispositive powers over 1,287,104 of the total shares and Patriot Parallel Fund reported shared voting and dispositive powers over 222,346 of the total shares.
(4)	As reported by Endicott Opportunity Partners IV, L.P. a Delaware limited partnership (“EOP IV”), W.R. Endicott IV, LLC, a Delaware limited liability company (“WR IV LLC”), Endicott Management Company (“EMC”), Wayne K. Goldstein and Robert I. Usdan in a Schedule 13-G filed with the SEC on July 2, 2013. EOP IV directly owns shares of the Company stock. WR IV LLC is the general partner of EOP IV and EMC is the investment manager to WR IV, LLC. Messrs. Goldstein and Usdan each serve as Co-president and director of EMC and as a managing member of WR IV LLC. EOP IV, WR IV LLC, EMC and Messrs. Goldstein and Usdan reported shared voting and dispositive power over all 1,000,000 shares.
(5)

Includes shares held directly, as well as shares held jointly with certain family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual’s or group members’ families, held by corporations or other entities controlled by the individual or group member, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. In addition, includes shares subject to options which were exercisable as of, or which will become exercisable within 60 days after, March 24, 2014, as follows: Mr. Chrisman—options to purchase 8,014 shares; Mr. Sugarman—options to purchase 566,466 shares; Mr. Nicolas—options to purchase 15,000 shares; Mr. Grosvenor—options to purchase 15,000 shares; Mr. Seabold—options to purchase 36,713 shares; and all directors and executive officers as a group, options to purchase 681,194 shares. The number of directors and executive officers as a group includes each of Mr. Franko as the Company’s former President and the Bank’s former President and Chief Executive Officer, Nathan Duda as the Company’s current Chief Accounting Officer and Lonny D. Robinson as the Company’s former Chief Accounting Officer. Share information for Mr. Robinson is based on information known to the Company as of his resignation date on March 18, 2014.

(6)	Share information provided for Mr. Franko is based on information provided to the Company from the Company’s transfer agent as of March 24, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Voting Common Stock, to report to the SEC their initial ownership of the Company’s equity securities and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this report any late filings or failures to file.

To the Company’s knowledge, based solely on its review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2013 were met, except for the inadvertent failures by (i) Mr. Chrisman to timely report an open-market purchase on Form 4, (ii) Mr. Holoman to timely report his securities holdings on Form 4 after he received a restricted stock award grant, (iii) Mr. Nicolas to timely report on Form 4 an option grant (although restricted stock awards granted that same date were timely reported), (iv) Mr. Seabold to timely report on a Form 4 a restricted stock award, (v) Mr. Robinson to timely report on Form 4 a disposition of restricted stock upon vesting to satisfy tax withholding requirements and (vi) Mr. Sugarman to timely report four stock appreciation right grants on Forms 4 and to timely include the report of these grants at year end on a Form 5.

PROPOSAL I—ELECTION OF DIRECTORS

General

The Company’s Board of Directors is divided into three classes. Directors in each class are generally elected to serve for three-year terms that expire in successive years. The term of one of the classes of the Company’s directors will expire at the annual meeting. The Company currently has seven directors, including Chairman Timothy R. Chrisman and Robb Evans, both of whom will be retiring from the Board upon the expiration of their respective terms at this annual meeting. The Company thanks Messrs. Chrisman and Evans for their dedicated service to the Company.

As a result of the impending retirement of Messrs. Chrisman and Evans as directors, the Board has nominated, Messrs. Halle Benett and Robert D. Sznewajs for election as directors for three-year terms in addition to nominating Eric Holoman for re-election as a director for a three-year term.

Additionally, due to Chairman Chrisman’s impending retirement from the Company Board, the Compensation, Nominating and Corporate Governance Committee has recommended Director Sugarman’s appointment as Chairman of the Company Board and Director Brownstein’s appointment as Vice-Chairman and Lead Independent Director of the Company Board. See “Board of Directors’ Meetings and Committee and Corporate Governance Matters—Board Leadership Structure and Risk Oversight.”

Nominees

The Company has nominated Eric Holoman, Halle Benett and Robert D. Sznewajs for election as directors for a three-year term expiring at the annual meeting of stockholders to be held in 2017. They have each consented to being named as nominees in this proxy statement and have agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nominees as directors. The Board of Directors recommends that you vote “FOR” the election of all nominees.

The following tables set forth, with respect to each nominee and each continuing director, his name and age, the year in which he first became a director of the Company, and his business experience for at least the past five years.

NOMINEE FOR ELECTION AS DIRECTOR FOR THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING

Director, Year First Became Director of Company if a Current Company Director	Age(1)	Principal Occupation and Business Experience
Eric Holoman, 2013	54	Mr. Holoman is President of Magic Johnson Enterprises and manages the company’s day-to-day operations in addition to overseeing its investment funds. This includes the Yucaipa Johnson Corporate Initiatives Fund, a small to middle market private equity fund focused on urban markets, the Canyon-Johnson Urban Fund, a real estate fund focused on the development of urban properties in underserved neighborhoods, and its partnership with Guggenheim Capital focusing on sports, entertainment and media properties as well as

		energy and infrastructure opportunities with predictable cash flows. Mr. Holoman is also responsible for several of the Magic Johnson Enterprises’ media portfolio companies, including Vibe Holdings, LLC and Aspire, Magic Johnson Enterprises’ television network, as well as radio station owner, Inner City Broadcasting Corporation. Prior to joining Magic Johnson Enterprises, Mr. Holoman held several positions in private banking with Bank of America and Wells Fargo Bank, including as head of Wells Fargo’s private mortgage bank in Los Angeles. Mr. Holoman has been active in public service, having previously served on the Board of Administration of the Los Angeles City Employees’ Retirement System, including two terms as President, and as director of the Los Angeles branch of the Federal Reserve Bank of San Francisco. More recently, Mr. Holoman serves as Vice President of the Board of the Los Angeles Department of Water and Power. Mr. Holoman holds a degree in Finance from the University of Southern California and was appointed as a director of the Bank in 2013. Mr. Holoman brings to the Board a broad range of business experience and strong ties to the community through various positions of public service. Mr. Brownstein, a non-management director, recommended Mr. Holoman to also serve as a director of the Company.
Halle Benett	47	Mr. Benett has served on the Board of Directors of the Bank since December 2013. Mr. Benett began his career at Ryan, Beck & Co. in 1992. From 1996 through 2013, Mr. Benett worked at PaineWebber/UBS Investment Bank where he advanced to Managing Director in 2004. Mr. Benett headed Global Specialty Finance at UBS from 2005 through 2013. In addition, Mr. Benett also acted as co-head (from 2008 to 2010) and head (from 2011 to 2013) of UBS Financial Institutions, Investment Banking, Americas. Mr. Benett recently became the Managing Director and Co-head of the Diversified Financials Group at Keefe, Bruyette & Woods, a Stifel Company, having previously served as a Senior Advisor for Ares Management since April 2013. Mr. Benett brings to the Board a wide range of experience with banks, thrifts, insurance, asset management and specialty finance. Throughout his career, Mr. Benett has completed more than 100 equity, debt and preferred stock capital raisings and participated in more than 40 merger and acquisition transactions. Mr. Benett received his B.A. in Political Science and History from Rutgers University and his Masters of International Affairs from Columbia University. Also recommended to serve as a director of the Company by Mr. Brownstein, Mr. Benett’s investment banking background and experience in the financial services industry are expected to make him a valuable addition to the Board.
Robert D. Sznewajs	67	Mr. Sznewajs has served on the Board of Directors of the Bank since his appointment in 2013 and is the former President and CEO of (recently acquired) West Coast Bancorp, a bank holding company with $2.5 billion in assets, operating 65 offices in Oregon. Mr. Sznewajs has over 39 years of banking experience across the United States in both community and large banks giving him a broad range of expertise in the financial services industry. Mr. Sznewajs’s experience includes operations and technology, consumer and commercial banking, sales and marketing, investment portfolios and regulatory matters in addition to mergers and acquisitions. Mr. Sznewajs has held a variety of executive level positions in large financial services organizations comprised of Vice Chairman of U.S. Bancorp, President & Chief Operating Officer of BankAmericard, Executive Vice President/Manager of Valley National Bancorp and President & Chief Executive Officer of Michigan National Bank. Mr. Sznewajs has also been active on several boards and executive committees, namely Outerwall, Inc. (formerly Coinstar), the Federal Reserve Bank of San Francisco, the Oregon’s Bankers Association, the United Way, the Association for Corporate Growth, and the Bates Group, LLC. Mr. Sznewajs received his B.A. and Masters in Business Administration from the University of Detroit and a CPA certification from the State of Michigan. Recommended to Mr. Sugarman by the Company’s outside counsel, Wachtell, Lipton, Rosen & Katz to serve as a director of the Company, Mr. Sznewajs’s many years of experience in the banking industry, especially as a CEO of a publicly held bank holding company, are expected to make him a valuable addition to the Board.

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING AT THE 2016 ANNUAL MEETING

Director, Year First Became Director of Company	Age(1)	Principal Occupation and Business Experience
Steven A. Sugarman, 2010	39

Mr. Sugarman has served as Chief Executive Officer of the Company since September 21, 2012 (and for a month prior, acted as co-Chief Executive Officer of the Company effective on August 21, 2012). Mr. Sugarman was also appointed as President of the Company effective November 6, 2013. Effective November 6, 2013, Mr. Sugarman was also appointed Chief Executive Officer and President of the Bank. Mr. Sugarman continues as the Managing Member of COR Capital LLC, a Southern California-based investment firm, and the Chief Executive Officer and a director of COR Securities Holdings Inc., the parent company of COR Clearing LLC, a national securities clearing firm. Previously, Mr. Sugarman was a founding partner of GPS Partners LLC, a $2 billion investment firm. From 2004 through 2005 he worked at Lehman Brothers and previously founded and served as Chief Executive Officer of Sugarman Enterprises, Inc. and The Law Offices of Steven Sugarman, Inc. He began his career as a management consultant at McKinsey & Company. A graduate of Yale Law School and Dartmouth College, Mr. Sugarman brings to the Board a strong background and extensive experience in finance and investment matters.

COR Capital LLC was a lead investor in the November 2010 recapitalization of the Company. The Company agreed with COR Capital LLC to appoint Mr. Sugarman as a director following the transaction closing.

In addition to serving as a director of the Company, Mr. Sugarman has served as director of the Bank since 2010 and was elected as Chairman of the Board of the Bank effective as of November 6, 2013.

Director, Year First Became Director of Company	Age(1)	Principal Occupation and Business Experience
Jonah Schnel, 2013	41	Mr. Schnel founded and has managed several privately-held specialty finance businesses and currently serves as the Chairman of Fast A/R Funding, a private company focused on lending to small businesses throughout the United States. Earlier in his career, Mr. Schnel worked at SunAmerica Investments, Inc. as a manager in the real estate investment division with a primary focus on first lien lending in a diversified range of commercial real estate assets. Mr. Schnel currently serves as President and Chair of the Southern California Chapter of the Tourette Syndrome Association. Mr. Schnel’s experience in commercial real estate and overseeing and managing a diverse set of finance-related businesses, including lending and new business formation, makes him a valuable addition to the Board. Mr. Schnel received his Bachelor’s Degree, summa cum laude, from Tulane University and completed the director training and certification program at the UCLA Anderson School of Management. Appointed to the Board of the Company in April 2013, Mr. Schnel also serves on the Board of Directors of the Bank since October 2013.

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING AT THE 2015 ANNUAL MEETING

Director, Year First Became Director of Company	Age(1)	Principal Occupation and Business Experience

Chad T. Brownstein, 2011	41	Mr. Brownstein is the founder of Buffalo Management and is a venture capitalist focused primarily on early stage natural resource opportunities. Previously, Mr. Brownstein was a member of the Crescent Capital Group focused on Special Situations (formerly Trust Company of the West Leveraged Finance Group). Prior to that, Mr. Brownstein was a partner at ITU Ventures making venture and growth investments with a specialization in corporate strategy. Earlier in his career, Mr. Brownstein worked at Donaldson, Lufkin and Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is a member of the Cedars Sinai Board of Governors and serves on the board of directors for Los Angeles Conservation Corps. Mr. Brownstein’s experience in overseeing large-scale corporate restructuring efforts and executing transformational business plans are of great benefit to the Board as the Company executes its dual strategies of organic growth in addition to mergers and acquisitions. Mr. Brownstein attended Columbia Business School and received a B.A. from Tulane University. More recently, Mr. Brownstein was elected as a director of the Bank in 2013.
Jeffrey Karish, 2011	40	Mr. Karish currently serves as President of Windsor Media LLC, subsequent to having served as Executive Vice President and acting General Counsel of the company. Windsor Media’s principal lines of business include a private equity fund, a venture capital fund and investment management. Previously, Mr. Karish was Head of Media Strategy and Corporate Development at Yahoo. Prior to Yahoo, he was a management consultant at McKinsey & Company, and a key member of McKinsey’s West Coast Media and Technology practice. Having also practiced as an attorney in project finance with several large law firms, Mr. Karish brings strategic and managerial expertise to the Board and now serves as a director of the Bank upon his appointment in 2013. Mr. Karish holds a JD from Harvard University, Masters of Philosophy in International Economics from Cambridge University, and a B.A. in History from U.C. Berkeley.

(1)	As of March 31, 2014.

DIRECTOR COMPENSATION

Non-employee director compensation is determined by the Board, based on recommendations from the Company’s Compensation, Nominating and Corporate Governance Committee and prior to the establishment of the combined committee, the Compensation Committee. The discussion below describes the Company’s director compensation program that was in effect at the beginning of 2013 and the new compensation program for the Company’s directors that went into effect as of April 23, 2013 based on recommendations of the Company’s Compensation Committee.

In connection with the Compensation Committee’s 2013 review of the Company’s executive compensation program and in light of the enhancements to professional resources and augmentation of management personnel which occurred at the Company during the fourth quarter of 2012, the Compensation Committee recommended changes to reduce director compensation and to emphasize stock-based compensation for directors. Based on these recommendations, the Board adopted several changes to the compensation program for directors, effective as of April 23, 2013.

The Company believes the new director compensation program allows the Company to attract and retain qualified candidates to serve on the Board whose interests are more closely aligned with the interests of stockholders. The description below describes director compensation that was in effect at the beginning of 2013 and the new program (including a description of the changes) that went into effect on April 23, 2013.

The 2013 compensation summary below includes compensation paid to any person who served as a Company director for all or a part of 2013, which includes former director Alvin L. Majors. Mr. Majors retired from the Company Board after the Company’s 2013 Annual Meeting of Stockholders on July 16, 2013.

Components of Director Compensation from January 1, 2013 through April 22, 2013.

The Company’s non-employee director compensation from January 1, 2013 through April 22, 2013 consisted of the following components:

•

for service as a Company Board member, compensation in the form of an annual retainer in the amount of $120,000, payable in cash or, at the director’s election, in the form of equity-based awards granted under the Company’s 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan”);

•

for the Chairman of the Company’s Board, additional compensation in the form of an annual retainer in the amount of $60,000, payable in cash or, at the Chairman’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan;

•

for each member of the Strategic Planning Committee of the Company’s Board, additional compensation in the form of an annual retainer in the amount of $60,000 ($90,000 for the Chairman of the Strategic Planning Committee), payable in cash or, at the committee member’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan; and

•

for each member of the Audit Committee of the Company’s Board, additional compensation in the form of an annual retainer in the amount of $30,000 ($45,000 for the Chairman of the Audit Committee), payable in cash or, at the committee member’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan.

Additional Compensation from January 1, 2013 through April 22, 2013 for Services as Director of a Subsidiary Bank.    As noted in the “Introduction” section of this proxy statement, prior to October 11, 2013, the Company operated two banking subsidiaries, PacTrust Bank and The Private Bank of California (Beach Business Bank prior to July 1, 2013). For those non-employee directors who served as board members of these bank subsidiaries through April 22, 2013, the additional compensation that was received is set forth below.

•

PacTrust Bank Directors.    The directors of the Company who served as directors of PacTrust Bank from January 1, 2013 through April 22, 2013 were Messrs. Chrisman, Majors, Seabold and Sugarman (who received no compensation for his service as a director of PacTrust Bank). The compensation paid consisted primarily of the following components:

•

for service as a PacTrust Bank Board member, compensation in the form of an annual retainer in the amount of $40,000, payable in cash or, at the director’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan;

•

for the Chairman of PacTrust Bank’s Board (up until his retirement on July 16, 2013, Mr. Majors was the Chairman), additional compensation in the form of an annual retainer in the amount of $20,000, payable in cash or, at the Chairman’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan; and

•

for each member of the Audit Committee of PacTrust Bank’s Board, additional compensation in the form of an annual retainer in the amount of $6,000, payable in cash or, at the committee member’s election, in the form of equity-based awards granted under the 2011 Omnibus Incentive Plan.

•

The Private Bank of California Directors.    The directors of the Company who served as directors of The Private Bank of California (then Beach Business Bank) from January 1, 2013 through April 22, 2013 were Messrs. Chrisman, Evans and Sugarman (who received no compensation for his service as a director of The Private Bank of California). The compensation paid consisted primarily of the following components:

•

for service as a board member of The Private Bank of California, directors were paid a cash retainer in the amount of $1,000 per quarter, plus meeting fees of $1,000 per meeting attended (or $500 per meeting attended telephonically);

•	additional compensation in the amount of $500 per meeting attended was paid for service on a committee (with service on the Loan Committee paid in the amount of $500 per month); and

•	directors were also entitled to reimbursement for travel expenses, up to a maximum of $1,000 per meeting.

Components of Director Compensation During 2013, Effective as of April 23, 2013.

Effective as of April 23, 2013, based on recommendations from the Company’s Compensation Committee, the Board adopted a director compensation program to reduce overall director compensation, which included elimination of additional compensation for directors serving on both the Company Board and a subsidiary bank board.

In addition, to emphasize stock-based compensation for directors, commencing after approval of the Company’s 2013 Omnibus Incentive Stock Plan (the “2013 Omnibus Incentive Plan”) at the Company’s 2013 Annual Meeting of Stockholders on July 16, 2013, compensation for service as a director on the Company’s Board became automatically payable in the form of equity awards. This stock-based compensation is in lieu of the previous elective system in which directors could choose to receive either cash or equity awards for payment of their compensation.

Since April 23, 2013, the Company’s non-employee director compensation during 2013 consisted of the following components, which were payable in the form of equity awards (but only after the approval of 2013 Omnibus Incentive Plan at the 2013 Annual Meeting of Stockholders), which are intended to be granted following each year’s annual stockholder meeting for upcoming service or for service already performed:

•	for service as a Company Board member, compensation in the form of an annual base retainer was increased from $120,000 to $150,000;

•

for the Chairman of the Company’s Board (up until his retirement from the Board upon expiration of his three-year term at this annual meeting, Mr. Chrisman is the acting Chairman), additional compensation in the form of an annual retainer remained unchanged at $60,000;

•

for each member of the Audit and Strategic Planning Committee, compensation for service on the Audit Committee or Strategic Planning Committee of the Board was reduced to $1,000 per meeting attended (and the annual retainer previously paid for service on those committees was eliminated);

•	for each Chairman of a Board committee, additional compensation in the amount of $1,000 per committee meeting attended was added; and

•

non-employee directors of the Company are no longer entitled to receive additional compensation for their separate service on the Bank Board or any committee of a Bank Board (including its predecessors, PacTrust Bank and The Private Bank of California). Each director of the Company also serves as a director of the Bank.

The annual base retainer for service as a Company Board member and for Chairman of the Board is payable in the form of an equity award that is granted after the annual stockholder meeting for the upcoming 12 months of service and will vest 8 months to one year after the date of the grant unless vesting is accelerated. The Board intends to accelerate vesting of unvested awards to Messrs. Chrisman and Evans to coincide with their termination of service as directors upon their retirement from the Board at the 2014 Annual Meeting of Stockholders. As the award is calculated based on service that occurs from one annual stockholder meeting to the next annual stockholder meeting, directors receive an equity grant that equals one year of base compensation, but which spans partial years of service. For example, for the twelve-month period from July 2013 through June 2014, prior to the transition to all-stock compensation, the Chairman of the Board and each director (except Director Holoman) received cash compensation for the month of July 2013. Thereafter, on October 18, 2013 the Chairman of the Board and each director (except Director Holoman) were granted an equity award equal to a base retainer for the remaining 11 months of service from August 2013 through June 2014, each of which vests in full on June 10, 2014 unless vesting is accelerated. Director Holoman received no cash compensation for 2013 and received an equity award for 12 months of service from July 2013 through June 2014.

Additional compensation for attending meetings of the Audit and Strategic Planning Committee and for attendance as a committee chair is payable in the form of a fully vested equity award granted after the annual meeting of stockholders for meeting fees earned during the prior year. Like the base equity award, this additional compensation is calculated based on service that occurs from one annual meeting to the next annual meeting and means that directors receive equity grants for partial years of service. For example, after the May 15, 2014 Annual Meeting of Stockholders, directors will be granted a fully vested equity award for meeting fees earned from August 2013 through May 14, 2014.

Employee Directors.

Directors who are Company or Bank employees receive no compensation for their service as directors.

Director Sugarman ceased receiving compensation from the Company for his Board service upon his appointment as co-Chief Executive Officer of the Company effective August 21, 2012. Director Sugarman was appointed Chief Executive Officer of the Company effective September 21, 2012. He was appointed as President of the Company effective November 6, 2013 and was also appointed President and Chief Executive Officer of the Bank and Chairman of the Bank Board as of that same date. Due to Chairman Chrisman’s impending retirement from the Company Board, the Compensation, Nominating and Corporate Governance Committee has recommended Director Sugarman’s appointment as Chairman of the Company Board and Director Brownstein’s appointment as Vice Chairman and Lead Independent Director of the Company Board. See “Board of Directors’ Meetings and Committee and Corporate Governance Matters—Board Leadership Structure and Risk Oversight.”

Jeffrey T. Seabold was employed initially in March 2013 as Managing Director of Residential Lending of the Bank and has subsequently served as Executive Vice President and Chief Lending Officer of the Company and the Bank since March 2014. From 2011 until his resignation as a director on May 12, 2013, Mr. Seabold served as a director of the Company and as a director of the Bank. See “Transactions with Related Persons.”

Summary Table of Director Compensation For 2013.

The following table provides information regarding compensation paid to persons who served as directors of the Company during 2013 other than Mr. Seabold, Executive Vice President and Chief Lending Officer of the Bank, whose compensation for serving as a director of the Company and the Bank during 2013 prior to his employment by the Bank (at which time he resigned as a director) is included in the “All Other Compensation” column of the Summary Compensation Table, and Mr. Sugarman, President and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of the Bank, who did not receive any compensation for serving as a director during 2013. For more information about compensation paid in 2013, see “—Components of Director Compensation During 2013, Effective as of April 23, 2013”

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy R. Chrisman	166,832	192,513	—	—	—	—	$359,345

Chad Brownstein	98,500	137,512	—	—	—	—	$236,012

Robb Evans(1)	102,000	137,512	—	—	—	—	$239,512

Eric Holoman(2)	—	150,013					$150,013

Jeffrey Karish	109,500	137,512	—	—	—	—	$247,012

Jonah Schnel(2)	47,500	137,512	—	—	—	—	$185,012

Alvin L. Majors(3)	110,500	—	—	—	—	—	$110,500

(1)	In addition to being a director of the Company and (as of October 11, 2013) a director of the Bank, Mr. Evans served as a director of The Private Bank of California (formerly Beach Business Bank) through October 11, 2013 until it was merged with and into the Bank.
(2)	Mr. Holoman became a director of the Company effective July 16, 2013 and a director of the Bank effective October 17, 2013. Mr. Schnel became a director of the Company effective April 1, 2013 and a director of the Bank effective October 17, 2013.
(3)	Mr. Majors retired as a director of the Company upon expiration of his term as a director at the Company’s 2013 Annual Meeting of Stockholders on July 16, 2013. In addition to being a director of the Company, Mr. Majors also served as the Chairman of Board of PacTrust Bank until his retirement on July 16, 2013.
(4)	Includes compensation paid for service as (a) a director of the Board of Directors of PacTrust Bank and The Private Bank of California (formerly Beach Business Bank) for Mr. Chrisman, (b) a director of the Board of Directors of The Private Bank of California (formerly Beach Business Bank) for Mr. Evans, and (c) a director and Chairman of the Board of Directors of PacTrust Bank for Mr. Majors. For Mr. Brownstein, does not include $180,000 of cash compensation in that was paid in 2013, but was earned for services performed in 2012 and reported in the Company’s 2013 Proxy.
(5)

Represents the grant date fair values of the stock awards under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”). The assumptions used in the calculation of these amounts are included in Note 16 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

For compensation components that went into effect on April 23, 2013, which were payable in the form of equity awards (but only after approval of the 2013 Omnibus Incentive Plan at the 2013 Annual Meeting of Stockholders), (i) the directors were granted on October 18, 2013 a restricted stock award for their base compensation equal to service for 11 months from August 2013 through June 2014 which vests in full on June 10, 2014 unless accelerated as described above (except for Director Holoman who received a restricted stock award for base compensation equal to 12 months from July 2013 through June 2014), and (ii) the additional compensation for director meeting attendance from August 2013 through May 14, 2014, will be paid in the form of additional stock compensation that will be 100% vested and are intended to be granted following the 2014 Annual Meeting of Stockholders. See “—Components of Director Compensation During 2013 Effective as of April 23, 2013”.
As of December 31, 2013, the number of unvested shares of restricted stock held by each of the directors was as follows: Mr. Chrisman—13,213 shares; Mr. Brownstein—9,438 shares; Mr. Evans—9,438 shares; Mr. Holoman—10,296 shares; Mr. Karish—10,480 shares (of this amount, 1,042 shares were granted on January 15, 2013 for 2012 compensation and, therefore, the value of these shares is not included in the table above); and Mr. Schnel—9,438 shares.
(6)	As of December 31, 2013, the total number of shares underlying the stock options held by each of the directors named in the table was as follows: Mr. Chrisman—8,014 shares and all other directors 0 shares.

INFORMATION AS TO EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

Designation of Executive Officers

The Company’s Board periodically evaluates the persons who are designated as executive officers of the Company. The Company’s chief executive officer and chief financial officer are executive officers and other individuals are assessed based on whether the officer performs a policymaking function or whether the officer is in charge of a principal business unit division or function. These executive officers are subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended, and are referred to herein as “executive officers” or “Section 16 officers”.

In January 2014, the Board reassessed criteria used in making determinations of Section 16 officers. The Board had previously designated the Company’s Section 16 officers in January 2013. Since that time, however, material changes occurred in the Company’s corporate structure, business and operations, and management personnel of the Company and the Bank. The changes that occurred during 2013 included, among other matters:

•

the acquisitions of The Private Bank of California (a California-chartered bank specializing in private banking and entertainment banking), The Palisades Group, LLC (an asset management and investment advisory businesses focused on whole loans, which became a wholly owned subsidiary of the Company) and CS Financial, Inc. (a private mortgage firm serving high net worth borrowers throughout California, which became a wholly owned subsidiary of the Bank), each as described in more detail under “Executive Compensation—Compensation Discussion and Analysis-2013 Performance Highlights”;

•	restructuring of the management roles and responsibilities of many executives;

•	changes in the organizational structure and reporting lines at both the Company and the Bank; and

•	the recruitment of additional officers to augment the management capabilities of the Company independently of that of the Bank.

These developments resulted in fundamental changes in corporate structure, management organization, and specific roles and reporting responsibilities of key personnel during 2013 which together required, in the Board’s judgment, a reassessment of the criteria used in making determinations of those persons designated as officers subject to Section 16. As a result of this reassessment, the Board re-classified its Section 16 officers, whose biographical information is listed below, except Mr. Sugarman whose biographical information is included under “Proposal I—Election of Directors.”

Profiles of Executive Officers Who Are Not Also Directors

Ronald J. Nicolas, Jr.    Mr. Nicolas, age 55, became Executive Vice President of the Company effective November 5, 2012 and Chief Financial Officer of the Company effective November 13, 2012. Mr. Nicolas was appointed as a director of PacTrust Bank effective July 16, 2013 until he resigned as a director on December 30, 2013 to become Executive Vice President of Finance of the Bank. Effective March 18, 2014, Mr. Nicolas was appointed as Chief Financial Officer of the Bank upon the resignation of Mr. Robinson from that position. Mr. Nicolas also serves as Chairman of the Residential Lending Management Committee. Before joining the Company, Mr. Nicolas served as Executive Vice President and Chief Financial Officer at each of: Carrington Holding Company, LLC (2009-2012); Residential Credit Holdings, LLC (2008-2009); Fremont Investment and Loan, a $14-billion financial institution (2005-2008); and Aames Investment/Financial Corp. (2001-2005). He earlier served in various capacities with KeyCorp, a $60-billion financial institution, including Executive Vice President Group Finance of KeyCorp (1998-2001), Executive Vice President, Treasurer and Chief Financial Officer of KeyBank USA (1994-1998), and Vice President Corporate Treasury (1993-1994). Before joining KeyCorp, Mr. Nicolas spent eight years at HSBC-Marine Midland Banks in a variety of financial and accounting roles.

Hugh F. Boyle.    Mr. Boyle, age 54, became Executive Vice President and dually, Chief Credit Officer and Chief Risk Officer of the Company and the Bank effective September 30, 2013. Prior to joining the Company and the Bank, Mr. Boyle most recently served as Chief Risk Officer for Flagstar Bank, a $13 billion financial institution and mortgage originator and the largest community bank domiciled in Michigan, since January 2013. Prior thereto, from 2009 to 2012, Mr. Boyle was Chief Risk Officer (Caribbean Region) of Canadian Imperial Bank of Commerce, a $12 billion U.S. financial institution operating in 17 countries throughout the Caribbean and South and Central America. From 2007 to 2009, Mr. Boyle was an independent consultant on banking and risk management issues for financial services clients including commercial and investment banks, mutual funds, hedge funds, asset advisors and venture capital companies, and from 2003 to 2007 he was employed by Washington Mutual, most recently as Senior Vice President and Chief Credit Officer. Prior thereto, Mr. Boyle served from 1999 to 2003 as Senior Vice President and Regional Credit Manager for the Americas with Lehman Brothers, and from 1987 to 1999 he was employed by Goldman Sachs & Co., most recently as Vice President, Credit Department.

John C. Grosvenor.    Mr. Grosvenor, age 64, became Executive Vice President and General Counsel of the Company effective August 22, 2012. Before joining the Company, Mr. Grosvenor was a partner at the law firm of Manatt, Phelps & Phillips, LLP, where his clients included the Company. While in private practice, Mr. Grosvenor specialized in capital markets transactions, including public and private offerings of equity and debt securities, representing underwriters and issuers, including commercial banks, specialty finance companies, thrift institutions and equity and mortgage real estate investment trusts (REITs). In addition, Mr. Grosvenor has substantial experience in merger and acquisition transactions, particularly in the financial services industry, and advised frequently on regulatory aspects of transactions involving depository institutions. Mr. Grosvenor also represented numerous boards of directors as corporate governance counsel.

Richard A. Herrin.    Mr. Herrin, age 45, was appointed as Chief Administrative Officer of the Company on January 1, 2013 after having served as Executive Vice President and Chief Administrative Officer of the Bank since December 6, 2010. Mr. Herrin oversees the Shared Services Division of the Company and the Bank which includes departments such as Human Resources, Information Technology, Marketing, Facilities, Project Management Office, Central Operations, and Investor Relations. Prior to joining the Bank, Mr. Herrin served at the Federal Deposit Insurance Corporation (“FDIC”) as a member of the strategic operations group, which has overall responsibility for managing problem banks on behalf of the FDIC. As part of this group, Mr. Herrin acted as the Receiver-in-Charge of a number of the largest failed banks in the western region of the United States. Previously, he was the Manager of Asset Management Division within the FDIC where he served as a voting member of the Credit Review Committee for all receiverships in the western region of the United States. Mr. Herrin also helped found Velocity Commercial Capital a mortgage firm where he arranged venture capital for public and private investors. Mr. Herrin has held executive positions at Vineyard Bank, Excel National Bank, Imperial Capital Bank and Bank of America.

Jeffrey T. Seabold.    Mr. Seabold, age 47, was employed initially in March 2013 as Managing Director of Residential Lending of the Bank and has subsequently served as Executive Vice President and Chief Lending Officer of the Company and the Bank since March 2014. From 2011 until May 12, 2013, Mr. Seabold served as a director of the Company and as a director of the Bank. Mr. Seabold is also the founder and CEO and President of CS Financial Inc. (“CS Financial”), a Southern California-based mortgage firm. From December 27, 2012 until May 12, 2013, CS Financial had a Management Services Agreement with the Bank, pursuant to which it provided the Bank financial analysis, management consulting, knowledge sharing, training and general advisory services with respect to the Bank’s residential mortgage lending business, including strategic plans and business objectives, compliance function, monitoring, reporting and related systems, and policies and procedures. During that period, Mr. Seabold served as Executive Vice President and Chief Lending Officer of the Bank in a non-employee capacity.

Under his Employment Agreement with the Bank dated May 13, 2013, Mr. Seabold granted to the Company and the Bank an option, exercisable (or not) in the Company’s and the Bank’s sole discretion on or prior to the 120 day anniversary of May 13, 2013, to acquire CS Financial for a purchase price of $10 million. Pursuant to a letter dated July 29, 2013, the Company indicated that the CS Call Option was being exercised by the Bank, subject to negotiation and execution of the definitive transaction documents. After exercise of the CS Call Option, the Company and the Bank completed the acquisition of CS Financial on October 31, 2013, at which time CS Financial became a wholly-owned subsidiary of the Bank. See “Transactions with Related Persons— Transactions Involving Jeffrey T. Seabold”.

Nathan Duda, Principal Accounting Officer.    Mr. Duda, age 35, is a Certified Public Accountant and became the Company’s Principal Accounting Officer effective March 18, 2014 upon the resignation of Mr. Robinson from that position. Mr. Duda joined the Bank in 2013 as a Senior Vice President of Finance and prior to joining the Bank, served as a Group Controller with Union Bank. Previously, Mr. Duda served as Corporate Controller with Santa Barbara Bank & Trust from 2011 to 2012, as Corporate Controller with One West Bank from 2009 to 2011, as Chief Financial Officer and Corporate Controller with Affinity Bank from 2008 to 2009, and as Manager with KPMG from 2002 to 2008.

TRANSACTIONS WITH RELATED PERSONS

General

The Company and the Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, those transactions that constitute “related party” transactions under Item 404 of SEC Regulation S-K are subject to the review, oversight and approval by Compensation, Nominating and Corporate Governance Committee as set forth in that Committee’s charter. Alternatively, the charter also provides that the Compensation, Nominating and Corporate Governance Committee may recommend these transactions to the full Board for approval by the non-interested members of the Board. All other transactions with executive officers, directors and related persons other than those in the ordinary course of our banking business are approved by the non-interested members of Board of Directors.

Loans

The Bank has written policies of granting loans to officers and directors, which fully complies with all applicable federal regulations. In 2013, the Bank launched an Employee Loan Program (the “Program”) which offers executive officers, directors and principal stockholders that meet the eligibility requirements the opportunity to participate on the same terms as employees generally, provided that any loan to an executive officer, director or principal stockholder must be approved by the Bank’s Board of Directors. The sole benefit provided under the Program is a reduction in loan fees.

Loans under the Program that are made to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

As of December 31, 2013, there was one outstanding residential mortgage loan to a senior executive of the Bank with an aggregate principal amount of $748 thousand, which was performing in accordance with its terms.

Transactions Involving Steven A. Sugarman

The following is a description of transactions involving the Company and certain entities affiliated with or relatives of Steven A. Sugarman, President and Chief Executive Officer of the Company and the Bank and a member of the Board of Directors of the Company and the Bank.

Palisades Lease Payment Reimbursements. The Company acquired its subsidiary, Palisades Group, LLC (“Palisades”) on September 16, 2013, at which time Palisades occupied (and continues to occupy) premises in Santa Monica, California leased by COR Securities Holding, Inc. (“CORSHI”), of which Mr. Sugarman is the Chief Executive Officer as well as a stockholder (both directly and indirectly). In light of the benefit received by Palisades of its occupancy of the Santa Monica premises, the non-interested directors of the Company’s Board ratified reimbursement to CORSHI for rental payments made for the Santa Monica premises for the period commencing September 16, 2013 through the last date Palisades occupies the premises. Palisades is negotiating a lease with an unaffiliated third party for new premises and plans to vacate the Santa Monica premises on or about May 3, 2014.

If Palisades continues to occupy the Santa Monica premises through May 3, 2014 then the aggregate rent payments under the lease to be reimbursed to CORSHI from September 16, 2013 through May 3, 2014 will be $87,753. This aggregate amount is comprised of (i) $5,661, the pro-rated base rent amount for the partial month of September 2013; (ii) $11,324 per month in base rent for the months of October and November 2013, and (iii) $11,663 per month in base rent for the month of December 2013 and the months of January through April 2014; and (iv) $1,129 for the partial month of May 2014. The continued reimbursement costs are being monitored by the Board’s Compensation, Nominating and Corporate Governance Committee.

In addition to the rental payments, the Company reimbursed CORSHI relating to a security deposit amount for the premises of $33,844. All or a portion of the security deposit will be reimbursed to the Company subsequent to the Palisades relocation, with the actual amount to be determined based on the review and recommendation made by the Board’s Compensation, Nominating and Corporate Governance Committee.

Palisades Consulting Agreement. As discussed above, the Company acquired its subsidiary, Palisades on September 16, 2013. Prior thereto, effective July 1, 2013, Palisades had entered into a consulting agreement with Jason Sugarman, Mr. Sugarman’s brother. Jason Sugarman provides advisory services to financial institutions and other institutional clients related to investments in residential mortgages, real estate and real estate related assets and Palisades entered into the agreement with Jason Sugarman to provide these types of consulting services. The consulting agreement is for a term of five years, with a minimum payment of $30,000 owed at the end of each quarter for consulting services Jason Sugarman has provided Palisades. There is also the potential for additional bonus payments based on the nature of work performed and the financial results of Palisades. The aggregate amount of identified payments that will be paid by Palisades to Jason Sugarman under the five-year term of the consulting agreement will exceed $600,000. The $600,000 is the minimum amount owed but does not include any bonuses that may be earned under the agreement. For the year ended December 31, 2013, the payments to Jason Sugarman under the consulting agreement totaled $120,662. The consulting agreement may be terminated at any time by ether Palisades or Jason Sugarman upon 30 days prior written notice. The consulting agreement with Jason Sugarman was reviewed as a related party transaction and ratified and approved by the Compensation, Nominating and Corporate Governance Committee and by the disinterested directors of the Board.

CS Financial Acquisition. Certain relatives and entities affiliated with Mr. Sugarman received benefits as part of the CS Financial acquisition described in detail below under “—Transactions Involving Jeffrey T. Seabold.”

Transactions Involving Jeffrey T. Seabold

The following is a description of transactions involving the Company and certain entities affiliated with Jeffrey T. Seabold, who currently is employed as the Company and the Bank’s Executive Vice President and Chief Lending Officer, and previously served as a director of the Company and the Bank.

CS Financial Acquisition. Effective October 31, 2013, the Company acquired CS Financial Inc. (“CS Financial”), a California corporation and Southern California-based mortgage firm controlled by Mr. Seabold and in which certain relatives and entities affiliated with Mr. Sugarman also own certain minority, non-controlling interests. The following is a description of the transaction.

CS Financial Service Agreement.    On December 27, 2012, the Company entered into a Management Services Agreement (the “Services Agreement”) with CS Financial. On December 27, 2012, Mr. Seabold was then a member of the Board of Directors of each of the Company and the Bank. Under the Services Agreement, CS Financial agreed to provide the Bank such reasonably requested financial analysis, management consulting, knowledge sharing, training and general advisory services as the Bank and CS Financial mutually agreed upon with respect to the Bank’s residential mortgage lending business, including strategic plans and business objectives, compliance function, monitoring, reporting and related systems, and policies and procedures, at a monthly fee of $100,000. The Services Agreement was recommended by disinterested members of management of the Bank and negotiated and approved by special committees of the Board of Directors of each of the Company and the Bank (the “Special Committees”), comprised exclusively of independent, disinterested directors of the Boards. Each of the Boards of Directors of the Bank and the Company also considered and approved the Services Agreement, upon the recommendation of the Special Committees.

On May 13, 2013, the Bank hired Mr. Seabold as Executive Vice President and Chief Lending Officer by entering into a three-year employment agreement with Mr. Seabold (the “Employment Agreement”).

Simultaneously, the Bank terminated, with immediate effect, its Services Agreement with CS Financial. For the year ended December 31, 2013, the total compensation paid to CS Financial under the Services Agreement was to $439,000.

Option to Acquire CS Financial.    Under the Employment Agreement, Mr. Seabold granted to the Company and the Bank an option (the “CS Call Option”), to acquire CS Financial for a purchase price of $10 million, payable pursuant to the terms provided under the Employment Agreement. Based upon the recommendation of the Special Committees, with the assistance of outside financial and legal advisors and consultants, the Boards of Directors of the Company and the Bank, with Mr. Sugarman recusing himself from the discussions and vote due to previously disclosed conflicts of interest, approved the recommendation of the Special Committees and, pursuant to a letter dated July 29, 2013, the Company indicated that the CS Call Option was being exercised by the Bank, subject to the negotiation and execution of definitive transaction documentation consistent with the applicable provisions of the Employment Agreement and the satisfaction of the terms and conditions set forth therein.

Merger Agreement.    After exercise of the CS Call Option as described above, the Company and the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CS Financial, the stockholders of CS Financial (the “Sellers”) and Mr. Seabold, as the Sellers’ Representative and completed its acquisition of CS Financial on October 31, 2013.

Subject to the terms and conditions set forth in the Merger Agreement, which was approved by the Board of Directors of each of the Company, the Bank and CS Financial, at the effective time of the Merger, the outstanding shares of common stock of CS Financial were converted into the right to receive in the aggregate: (1) upon the closing of the Merger, (a) 173,791 shares (the “Closing Date Shares”) of the Company’s Voting Common Stock and (b) $1,500,000 in cash and $3,150,000 in the form of a noninterest-bearing note issued by the Company to Mr. Seabold that was due and paid by the Company on January 2, 2014; and (2) upon the achievement of certain performance targets by the Bank’s Lending Division following the closing of the Merger that are set forth in the Merger Agreement, up to 92,781 shares of the Voting Common Stock ((1) and (2), together, the “Merger Consideration”).

Seller Stock Consideration.    The Sellers under the Merger Agreement included Mr. Seabold, and the following relatives of Mr. Sugarman: Jason Sugarman (brother), Elizabeth Sugarman (sister-in-law), and Michael Sugarman (father), who each owned minority, non-controlling interests in CS Financial.

Upon the closing of the Merger and pursuant to the terms of the Merger Agreement, the aggregate shares of the Company’s Voting Common Stock issued as the consideration to the Sellers was 173,791 shares, which was allocated by the Sellers and issued as follows: (i) 103,663 shares to Mr. Seabold, (ii) 16,140 shares to Jason Sugarman, (iii) 16,140 shares to Elizabeth Sugarman, (iv) 3,228 shares to Michael Sugarman, and (v) 34,620 shares to certain employees of CS Financial. Of the 103,663 shares to be issued to Mr. Seabold, as allowed under the Merger Agreement and in consideration of repayment of a certain debt incurred by CS Financial owed to an entity controlled by Elizabeth Sugarman, Mr. Seabold requested the Company to issue all 103,663 shares directly to Elizabeth Sugarman, and such shares were so issued by the Company to Elizabeth Sugarman.

Approval of the CS Call Option, Merger Agreement and Merger.    All decisions and actions with respect to the exercise of the CS Agreement Option, the Merger Agreement and the Merger (including without limitation the determination of the Merger Consideration and the other material terms of the Merger Agreement) fall under the purview and authority of special committees of the Board of Directors of each of the Company and the Bank, which are each composed exclusively of independent, disinterested directors of such Boards of Directors, with the assistance of outside financial and legal advisors. Mr. Sugarman abstained from the vote of each of the Boards of Directors of the Company and the Bank to approve the Merger Agreement and the Merger.

Transactions with Greater Than 5% Stockholders Who Are Not Executive Officers

Exchange Agreement with TCW Shared Opportunity Fund V, L.P. TCW Shared Opportunity Fund V, L.P. (“TCW”) initially became a holder of the Company’s Voting Common Stock and Non-Voting Common Stock as a lead investor in the November 2010 recapitalization of the Company (the “Recapitalization”). In connection with its investment in the Recapitalization, TCW also was issued by the Company an immediately exercisable five-year warrant (the “TCW Warrant”) to purchase 240,000 shares of Non-Voting Common Stock or, to the extent provided therein, shares of Voting Common Stock in lieu of Non-Voting Common Stock. TCW was issued shares of Non-Voting Common Stock in the Recapitalization because at that time, a controlling interest in TCW Asset Management Company, the investment manager to TCW, was held by a foreign banking organization, and in order to prevent TCW from being considered a bank holding company under the Bank Holding Company Act of 1956, as amended, the number of shares of Voting Common Stock it purchased in the Recapitalization had to be limited to 4.99% of the total number of shares of Voting Common Stock outstanding immediately following the Recapitalization. For the same reason, the TCW Warrant could be exercised by TCW for Voting Common Stock in lieu of Non-Voting Common Stock only to the extent TCW’s percentage ownership of the Voting Common Stock at the time of exercise would be less than 4.99% as a result of dilution occurring from additional issuances of Voting Common Stock subsequent to the Recapitalization.

In 2013, the foreign banking organization sold its controlling interest in TCW Asset Management Company, eliminating the need to limit TCW’s percentage ownership of the Voting Common Stock to 4.99%. As a result, on May 29, 2013, the Company and TCW entered into a Common Stock Share Exchange Agreement, dated May 29, 2013 (the “Exchange Agreement”), pursuant to which TCW may from time to time exchange its shares of Non-Voting Common Stock for shares of Voting Common Stock issued by the Company on a share-for-share basis, provided that immediately following any such exchange, TCW’s percentage ownership of Voting Common Stock does not exceed 9.99%. The shares of Non-Voting Common Stock that may be exchanged by TCW pursuant to the Exchange Agreement include the shares of Non-Voting Common Stock it purchased in the Recapitalization, the additional shares of Non-Voting Common Stock TCW acquired subsequent to the Recapitalization (and may in the future acquire) pursuant to the Company’s Dividend Reinvestment Plan and any additional shares of Non-Voting Common Stock that TCW acquires pursuant to its exercise of the TCW Warrant.

On June 3, 2013, TCW exchanged 550,000 shares of Non-Voting Common Stock for the same number of shares of Voting Common Stock. As a result of that exchange and based on a Schedule 13-F and 13-G TCW filed with the SEC during the first quarter of 2014, the Company believes that as of December 31, 2013 TCW held 1,078,250 shares of Voting Common Stock and 466,830 shares of Non-Voting Common Stock, plus the TCW Warrant under which up to 240,000 shares of Non-Voting Common Stock may be issued upon exercise and may thereafter be exchanged for shares of Voting Common Stock pursuant to the Exchange Agreement.

BOARD OF DIRECTORS’ MEETINGS AND

COMMITTEE AND CORPORATE GOVERNANCE MATTERS

Board Meetings, Board Attendance, Independence and Ethics Code

Regular meetings of the Company’s Board of Directors generally were held on a monthly basis during 2013 and are expected to be held on a quarterly basis in 2014, with additional meetings as needed. Special meetings of the Board are held from time to time throughout the year. The Company’s Board of Directors held 25 meetings during the fiscal year ended December 31, 2013. During 2013, no director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and committees of which he was a member held during the period in which he served. The Company’s general policy is for all directors to attend its annual meeting of stockholders, and every director at that time attended last year’s annual meeting. The Board has determined that Directors Brownstein, Chrisman, Evans, Holoman, Karish, and Schnel, constituting a majority of the Board members, are “independent directors,” as that term is defined in Rule 5605 of the Listing Rules of the NASDAQ Stock Market. The Board also has determined that, if elected at the annual meeting, Messrs. Benett and Sznewajs will be independent directors within the meaning of Rule 5605 of the NASDAQ Listing Rules.

Stockholders may communicate directly with the Board of Directors by sending written communications to Timothy R. Chrisman, Chairman of the Company Board, 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612. Due to Chairman Chrisman’s impending retirement from the Company Board, the Compensation, Nominating and Corporate Governance Committee has recommended Director Sugarman’s appointment as Chairman of the Company Board and Director Brownstein’s appointment as Vice-Chairman and Lead Independent Director of the Company Board. See “—Board Leadership Structure and Risk Oversight.”

Effective May 15, 2014 upon Chairman Chrisman’s retirement, stockholders may send written communications directly to Vice-Chairman of the Company Board, Chad T. Brownstein, 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the Company’s senior financial officers. You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, Richard Herrin at 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612, or by calling (949) 236-5300. The code is available on our website at https://www.bancofcal.com (click on the Investor Relations information link, then on the tab marked “Governance Documents”).

Board Leadership Structure and Risk Oversight

In March 2014, the Compensation, Nominating and Corporate Governance Committee recommended, and based upon that recommendation, the Board of the Company adopted, a Board Governance Policy in order to establish guidelines to improve and build upon the Company’s corporate governance practices. The Committee’s recommendation and the Company Board’s approval of the Board Governance Policy included consideration of, among other matters, the impact of the following factors affecting governance of the Company and Bank Boards:

•	the consolidation of the Company’s banking subsidiaries into one national bank which occurred in October 2013;

•

the harmonization of the membership of the Boards of the Company and the Bank which commenced in November 2013 and is anticipated to be completed upon election of the nominees for director at this year’s Annual Meeting of Stockholders;

•	the recently completed consolidation of overlapping executive management positions which began in November 2013 associated with those corporate changes; and

•	the adoption of a revamped joint committee structure of the Company and Bank Boards which occurred in December 2013.

The Board Governance Policy addresses, among other matters, board leadership and provides flexibility to decide whether it is best for the Company at any given point in time for the roles of the Chief Executive Officer and Chairman of the Board to be separate or combined and, if separate, whether the Chairman should be selected from the independent directors or be an employed director. Although there is no single Board structure which the Board considers superior, the Board Governance Policy provides that it is the Company’s policy that the desirable balance between the Board and the Chief Executive Officer can be accomplished if: (a) the Chairman is one of the independent directors; or (b) if the Board does not separate the Chairman and Chief Executive Officer positions, a “Lead Independent Director” position would be established which would be filled by an independent director. The Lead Independent Director would preside at executive sessions of the “Non-Management Directors” (which will include the independent directors and any other directors who are not officers of the Company even though they may have another relationship to the Company or its management that prevents them from being independent directors), have approval over information sent to the Board and over the Board agenda and otherwise exercise many of the powers normally exercised by the Chairman.

Based upon the Board Governance Policy, and in light of Chairman Chrisman’s impending retirement, the Compensation, Nominating and Corporate Governance Committee has recommended that the Company’s current Chief Executive Officer, Mr. Sugarman, who currently acts as Chairman of the Bank Board, also be appointed as Chairman of the Company Board effective upon Mr. Chrisman’s retirement. In conjunction with this appointment, the Committee has also recommended Director Brownstein’s appointment as Vice-Chairman and Lead Independent Director of each of the Company Board and the Bank Board.

The Board has considered the Committee’s recommendations and believes that the structure is appropriate in that, among other reasons:

•	it would be beneficial to both the Company and Bank Boards for the Chairman and CEO positions to be held by the same person due to the increasing complexity of the Company;

•

this dual role is appropriate because a Lead Independent Director of both the Company Board and the Bank Board will be appointed concurrently, with the purposes of the Lead Independent Director to (a) on matters where the Chairman may be perceived to be conflicted, become the effective leader of the Board and oversee that the Board discharges its responsibilities, (b) ensure independence of the Company Board, (b) compliment the position of the Chairman of the Board, and (d) undertake such other duties as the Board may from time to time delegate to the Lead Independent Director;

•	the Lead Independent Director will coordinate the activities of the other independent directors and perform such other duties as the Board may determine; and

•

the Board will formally appoint the roles duties and responsibilities of the Lead Independent Director at the time of the appointment but is considering, among other matters, collaboration with the Chairman regarding the board meeting agenda, presiding over meetings of the independent directors, and acting as the independent point of contact for stockholder communications.

The Board of Directors establishes and revises policies to identify and manage various risks inherent in the business of the Company, and both directly and through its committees, periodically receives and reviews reports from management to ensure compliance with and evaluate the effectiveness of risk controls. Employees who oversee day-to-day risk management duties include the Internal Auditor who reports directly to the Audit Committee.

In September 2012, the Board of Directors established a Risk Policy Committee, which operated throughout 2013 as described in more detail below. The Risk Policy Committee (which was combined with the Audit Committee effective July 16, 2013) was formed to assist the Board in discharging its oversight duties with respect to the policies applicable to the risks inherent in the business of the Company and its subsidiaries in the following categories: credit risk; market and liquidity risk; fiduciary risk; operational risk; strategic risk; and compliance risk. Oversight of Company risk was also augmented with the appointment by the Board of a

Company Chief Risk Officer, Hugh F. Boyle, who was appointed to this position on September 30, 2013. From January 1 2013 through July 15, 2013, the Risk Committee was composed of Directors Chrisman (Chairman), Evans and Sugarman. Thereafter, the Risk Committee was combined with the Audit Committee, known as the Audit and Risk Committee and the members were composed of Directors Chrisman, Evans (Chairman), and Karish. Effective December 30, 2013, the risk committee was separated from the Audit Committee and designated as the “Enterprise Risk Management Committee”. See “—Recent Restructuring of Standing Committees for 2014.”

The Board has adopted a succession plan which identifies successors for key board positions including the Chairman and Lead Independent Director of the Board and key management level personnel

Board Committees and Charters

The Company Board often reviews its committee charters and committee membership to determine the structure necessary and desirable and in the best interests of the Company and its stockholders. As described below, the Board operated various standing committees during 2013. In particular, during the first and second quarters of 2013, the Board operated a separate (a) Audit Committee, (b) Nominating Committee, (c) Compensation Committee and (d) Risk Management Committee.

During the third and fourth quarters of 2013, the Board combined the audit and risk committees as well as the nominating and compensation committees as follows: (a) Audit and Risk Committee and (b) Compensation, Nominating and Corporate Governance Committee. Consequently, the number of times each committee of the Board met throughout 2013 is reflected as either (i) the first and second quarter meetings up through July 15, 2013 (“Q1 and Q2”); and (ii) subsequent to July 16, 2013, the third and fourth quarter meetings (“Q3 and Q4”).

Standing Committees From January 2013 Through July 15, 2013. From January 2013 through July 15, 2013, the Board of Directors of the Company operated various standing committees. The following were the standing committees related to audit, nomination, compensation and risk:

•	Audit Committee—Composed of Directors Chrisman, Evans (Committee Chair), Karish, and Majors

•

Nominating Committee—Composed of Directors Brownstein, Chrisman, and Seabold (who was Committee Chair but resigned from the Committee on January 22, 2014, at which time Director Brownstein assumed the duties of Committee Chair; there remained however a vacancy on the Committee until April 1, 2013 when Director Schnel was appointed as a member)

•

Compensation Committee—Composed of Directors Brownstein, Chrisman, and Seabold (who was Committee Chair but resigned from the Committee on January 22, 2014, at which time Director Brownstein assumed the duties of Committee Chair; there remained however a vacancy on the Committee until April 1, 2013 when Director Schnel was appointed as a member)

•	Risk Policy Committee—Composed of Directors Chrisman (Committee Chair), Evans and Sugarman

The Board of Directors adopted written charters for the Audit Committee, the Compensation Committee and the Nominating Committee, which were in effect for these committees through July 15, 2013.

Standing Committees From July 16, 2013 Through December 29, 2013. At its Annual Organizational Meeting of the Board of Directors on July 16, 2013, the Board restructured the standing committees, combining the Audit and Risk Policy Committees and the Nominating and Compensation Committees. The Board also designated various other standing committees. After July 16, 2013, the following were the standing committees related to audit, nomination, compensation and risk:

•	Audit and Risk Committee—Composed of Directors Chrisman, Evans (Committee Chair), and Karish

•	Compensation, Nominating and Corporate Governance Committee—Composed of Directors Brownstein (Committee Chair), Chrisman and Schnel

The Board of Directors adopted written charters for the above named committees, which were in effect for these committees from through July 16, 2013 through December 29, 2013.

Recent Restructuring of Standing Committees For 2014. Effective December 30, 2013, the Board restructured its standing committees as recommended by the Compensation, Nominating and Corporate Governance Committee. The Compensation, Nominating and Corporate Governance Committee evaluated the committee structure in light of the merger of the Company’s banking subsidiaries that occurred on October 11, 2013 and which resulted in the Company having a single banking subsidiary. In furtherance of the operational efficiencies sought by this merger, and in view of the similar composition of the Boards of Directors of the Company and the Bank, the Compensation, Nominating and Corporate Governance Committee recommended and approved various enhancements to the corporate governance of the Company and the Bank, including the Board’s restructuring of the committees of the Company and the Bank Boards to better serve their interests.

The changes made effective as of December 30, 2013 included restructuring the standing committees of the Company and the Bank as joint committees of each entity. The Boards also separated the Audit and Risk Policy Committee into distinct committees and designated various other standing joint committees. The following are the joint standing committees of the Company Board and the Bank Board as of December 30, 2013 related to audit, nomination, compensation and risk:

•	Audit Committee—Composed of Directors Chrisman, Evans (Committee Chair), and Karish

•	Compensation, Nominating and Corporate Governance Committee—Composed of Directors Brownstein (Committee Chair), Chrisman, Holoman, and Schnel

•	Enterprise Risk Management Committee—Composed of Directors Chrisman, Schnel (Committee Chair), and Sugarman

The Board of Directors of the Company adopted written charters for each of the committees named above. These charters are available on our website at http://www.bancofcal.com (click on the Investor Relations information link, then click on the tab marked “Governance Documents”). You also can obtain a copy of these committee charters free of charge by writing to the Corporate Secretary of the Company, 18500 Von Karman Avenue, Suite 1100, Irvine, California, 92612 or by calling (949) 236-5300.

Audit Committee

The Audit Committee is currently comprised of Directors Chrisman, Evans (Committee Chair), and Karish all of whom are “independent,” as independence is defined for audit committee members in the NASDAQ Listing Rules. If they are elected to the Company Board, it is intended that each of Mr. Sznewajs and Mr. Benett will become members of the Audit Committee. The Board of Directors has determined that Director Evans and proposed director nominee, Mr. Sznewajs are each an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K, and that all of the Audit Committee members (and proposed director nominees, Mssrs. Benett and Sznewajs) meet the independence and financial literacy requirements under the NASDAQ Listing Rules. Mr. Sznewajs has been proposed to become the Chairman of the Audit Committee if elected to the Board.

This committee is responsible for hiring, terminating and/or reappointing the Company’s independent registered public accounting firm and for reviewing the annual audit report prepared by our independent registered public accounting firm. The functions of the Audit Committee also include:

(i)	approving non-audit and audit services to be performed by the independent registered public accounting firm;

(ii)	reviewing and assessing the adequacy of the Audit Committee charter on an annual basis;

(iii)	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

(iv)	ensuring the existence of effective accounting and internal control systems; and

(v)	overseeing the entire audit function of the Company, both internal and independent.

From January 1, 2013 through July 15, 2013, the Audit Committee had primary approval and oversight of related party transactions, but that responsibility was moved to the Compensation, Nominating and Corporate Governance Committee effective July 16, 2013. See “—Compensation, Nominating and Corporate Governance Committee—Related Party Transactions.”

The Audit Committee met a total of ten times during 2013 (which is comprised of three meetings of Audit Committee during Q1 and Q2 of 2013; and seven meetings of the Audit and Risk Committee during Q3 and Q4).

Compensation, Nominating and Corporate Governance Committee

As previously outlined and effective as of July 16, 2013, the Nominating Committee and the Compensation Committee were combined and designated as the “Compensation, Nominating and Corporate Governance Committee”. At that same date, the Committee members were designated as Directors Brownstein (Committee Chair), Chrisman, Holoman, and Schnel, each of whom is an independent director under the NASDAQ Listing Rules.

Nominating Committee from January 1, 2013 through July 15, 2013. As described above, prior to July 16, 2013, the Nominating Committee operated as a separate committee. From January 1, 2013 through July 15, 2013, the Nominating Committee was composed of Directors Brownstein, Chrisman, and Seabold (who was Committee Chair but resigned from the Committee on January 22, 2013, at which time Director Brownstein assumed the duties of Committee Chair; there remained however a vacancy on the Committee until April 1, 2013 when Director Schnel was appointed as a member). Messrs. Brownstein, Chrisman and Schnel are each an independent director under the NASDAQ Listing Rules and (at the time he served on the Nominating Committee) Director Seabold also was an independent director under the NASDAQ Listing Rules. Prior to the formation of the Compensation, Nominating and Corporate Governance Committee, the Nominating Committee was primarily responsible for selecting nominees for election to the Board, and (except for the duty to oversee and approve related party transactions) its duties were substantially similar to the duties described under “—Nominating Duties.”

Compensation Committee from January 1, 2013 through July 15, 2013. As described above, prior to July 16, 2013, the Compensation Committee operated as a separate committee. From January 1, 2013 through July 15, 2013, the Compensation Committee was composed of Directors Brownstein, Chrisman, and Seabold (who was Committee Chair but resigned from the Committee on January 22, 2013, at which time Director Brownstein assumed the duties of Committee Chair; there remained however a vacancy on the Committee until April 1, 2013 when Director Schnel was appointed as a member). Messrs. Brownstein, Chrisman and Schnel are each an independent director under the NASDAQ listing rules and (at the time he served on the Compensation Committee) Director Seabold also was an independent director under the NASDAQ Listing Rules.

Prior to formation of the Compensation, Nominating and Corporate Governance Committee, the Compensation Committee was primarily responsible administering the Company’s equity incentive plans and arrangements and reviewed overall compensation policies for the Company. Except for the requirement by the Committee to review compensation for all other officers with a base salary of $300,000 or higher, the primary responsibilities for the Compensation Committee that operated during 2013 is substantially similar to the duties described under “—Compensation Duties.”

Meetings. The Compensation, Nominating and Corporate Governance Committee met a total of thirteen times during 2013 (which is comprised of nine meetings of the Compensation, Nominating and Corporate Governance Committee during Q3 and Q4; three meetings of the Nominating Committee during Q1 and Q2; and two meetings of the Compensation Committee during Q1 and Q2).

The Compensation, Nominating and Corporate Governance Committee generally meets not less than two times per year to make nominations, make compensation decisions and holds additional meetings from time to time as needed.

Nominating Duties. The committee is primarily responsible for selecting nominees for election to the Board. These nominating responsibilities are as follows:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board seeks candidates who further its objective of having a Board that encompasses a broad range of talents and expertise and reflects a diversity of background, experience and viewpoints;

(iii)	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company’s charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Nominating Committee by the Board.

Related Party Transactions. The committee is primarily responsible for reviewing and approving all related party transactions for potential conflict of interest situations.

Director Nomination Process for Stockholders. Director nominations by stockholders must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Section 1.09 of the Company’s bylaws. In general, to be timely, a stockholder’s notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; however, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder’s notice must be delivered not earlier than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. The stockholder’s notice must include the information set forth in Section 1.09 of the Company’s bylaws.

The foregoing description is a summary of the Company’s nominating process. Any stockholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws, and Maryland law.

Compensation Duties. The compensation duties of the committee include administering the Company’s equity incentive plans and arrangements and reviewing overall compensation policies for the Company. The compensation responsibilities of the committee also include:

(i)	reviewing from time to time our compensation plans and, if the committee believes it to be appropriate, amend or recommend that the Board amend these plans or adopt new plans;

(ii)	overseeing the evaluation of our management, and establish the compensation for our executive officers and approve the compensation for other key members of management;

(iii)	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors;

(iv)	administering any executive or employee compensation plans which the Board has determined should be administered by the Committee; and

(v)	in addition to reviewing and approving the compensation of the Company’s chief executive officer, chief financial officer and the other executive officers of the Company, the committee must review and approve the compensation for all other officers with a base salary of $300,000 or more.

The charter of the Compensation, Nominating and Corporate Governance Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee related to compensation. Typically, the Company’s Chief Executive Officer makes compensation recommendations to the Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee Chairman then makes compensation recommendations to the Committee with respect to the Chief Executive Officer, who does not attend that portion of the meeting. The Committee may accept or adjust such recommendations. Director compensation is determined by the Company’s Board of Directors based on the recommendations of the Committee. Other than the Company’s Chief Executive Officer acting in his capacity as a Board member, none of the Company’s executive officers has any role in determining the amount of director compensation.

The charter of the Compensation, Nominating and Corporate Governance Committee authorizes the Committee to select and retain a compensation consultant and other advisors to assist the Committee in carrying out its responsibilities. Pursuant to authority granted in the Committee’s charter, the Compensation, Nominating and Corporate Governance Committee retained the services of Pearl Meyer & Partners in 2013 and 2014. See “Executive Compensation—Compensation Discussion and Analysis-Role of Compensation Consultants”.

Compensation Committee Interlocks and Insider Participation

None of the members of the Committee is an officer, employee or former officer of the Company or the Bank. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Committee or our Board of Directors or serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this section we provide an overview and analysis of our executive compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about the compensation earned or paid for 2013 to the following individuals, whom we refer to as our “Named Executive Officers:”

•	Steven A. Sugarman, President and Chief Executive Officer of the Company and the Bank and Chairman of the Bank;

•	Ronald J. Nicolas, Jr., Executive Vice President and Chief Financial Officer of the Company and the Bank;

•	Hugh F. Boyle, Executive Vice President, Chief Credit Officer and Chief Risk Officer of the Company and the Bank;

•	John C. Grosvenor, Executive Vice President and General Counsel of the Company;

•	Jeffrey T. Seabold, Executive Vice President and Chief Lending Officer of the Company and the Bank; and

•	Robert M. Franko, Former President of the Company and Former President and Chief Executive Officer of the Bank.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Additionally, in the discussion below, all references to the “Compensation Committee” refer to the Board of Director’s “Compensation Committee” for the periods of January 1, 2013 through July 15, 2013 and the “Compensation, Nominating and Corporate Governance Committee” for all periods after July 16, 2013. For more information, see “Board of Directors Meetings and Corporate Governance Matters—Board Committees and Charters.”

2013 Overall Performance Strategies

The Company is committed to building the top full-service bank serving California’s diverse private businesses, entrepreneurs, and homeowners, and investing in and growing complementary businesses that enhance stockholder value. Recently, the Company was approved as a financial holding company and, in addition to engaging in activities permissible for bank holding companies, the Company may also engage in other activities that are financial in nature such as securities, insurance and merchant banking activities. The Company’s overall strategy is comprised of the following specific growth and operating strategies.

Growth Strategies. Our key growth strategies are to:

•	Build “California’s Bank”. We intend to build “California’s Bank” by:

•	Extending our branch footprint throughout attractive markets in California.

•

Enhancing our suite of simple, fair products to meet needs of small businesses, entrepreneurs, and homeowners including residential lending, commercial and multi-family real estate lending, private banking, entertainment banking, small/middle market lending, commercial and industrial (C&I) lending and Small Business Administration (SBA) lending.

•	Developing simple, fair deposit products, including, but not limited to products in checking, CD, analysis and cash management.

•	Implementing a robust Community Reinvestment Act plan focused on integrating with and investing in our communities.

•

Invest in complementary financial services businesses. The Company seeks to invest in and grow mutually complementary financial services businesses either as part of the Bank or through other nonbank subsidiaries.

•

Continue as a public company. The Company’s Voting Common Stock is quoted and traded on a national stock market. In addition to providing access to growth capital in a diversified approach, such as common or preferred stock and debt, we believe a “public currency” provides flexibility in structuring acquisitions and will allow us to attract and retain qualified management through equity-based compensation.

Operating Strategies. Our key operating strategies are to:

•	Achieve appropriate scale and profitability for each line of business.

•	Execute our focused value proposition and marketing to become “California’s Bank”.

•

Enhance the Company’s risk management functions by proactively managing sound procedures and committing experienced human resources to this effort. We seek to (i) identify risks in all functions of our business, including credit, operation, compliance and asset and liability management; (ii) evaluate such risks and their trends; and (iii) adopt strategies to manage such risks based upon our evaluations.

•	Maintain and improve asset quality through prudent loan underwriting standards and credit risk management practices.

•

Actively manage interest rate and market risks by closely matching the volume and maturity of our interest sensitive assets to our interest sensitive liabilities in order to mitigate adverse effects of rapid changes in interest rates on either side of our balance sheet.

•	Expand lending to California’s private businesses, entrepreneurs and homeowners, which are commonly associated with deposits that are a lower cost and/or more stable funding source.

•	Share the success of the Company with employees.

2013 Performance Highlights

The Company’s overall compensation program is designed to incent executives to execute initiatives and achieve objectives the Board deems critical to promote long-term success and maximize stockholder value. During 2013, the Company continued to execute upon its strategic plans by implementing initiatives and achieving objectives. The 2013 performance highlights include:

Growth Strategies. We implemented and achieved growth strategies during 2013 by:

•

Completing the acquisition of The Private Bank of California (a California-chartered bank specializing in private banking and entertainment banking), which expanded our footprint within attractive markets.

•

Completing the acquisition of businesses complementary to the Bank, which efforts resulted in the acquisition of The Palisades Group, LLC (an asset management and investment advisory business focused on whole loans, which became a wholly owned subsidiary of the Company) and CS Financial, Inc. (a private mortgage firm serving high net worth borrowers throughout California, which became a wholly owned subsidiary of the Bank).

•

Expanding the Bank’s mortgage origination platform through the acquisition of CS Financial and by opening new retail loan production offices and commencing a wholesale origination channel. We originated $1.94 billion and sold $1.86 billion of conforming residential mortgage loans during the year ended December 31, 2013.

•

Expanding the scope of services and products offered to customers to broaden the potential sources of profitable revenues by successfully attracting and launching several new loan origination groups through acquisitions and the new hire process.

•	Augmenting the liquidity and capital strength of the Company on an enterprise wide basis, including accessing growth capital via the issuance of both common and preferred stock during 2013.

•	Purchasing five seasoned single family residential mortgage loan pools with unpaid principal balances and fair values of $1.02 billion and $849.9 million, respectively, at the acquisition dates.

Operating Strategies. We implemented and achieved operating strategies during 2013 by:

•	Consolidating the Company’s banking subsidiaries into a single entity operating under a national bank charter which occurred on October 11, 2013.

•	Investing in the infrastructure and resources necessary to enable management to better execute the Company’s strategic plans.

•

Focusing the branch footprint through the completion of a branch sale transaction pursuant to which the Bank sold eight branches and related assets and deposit liabilities to AmericanWest Bank, a Washington state chartered bank, on October 4, 2013.

•

Sharing the success of the Company with employees by establishing the Employee Equity Ownership Program effective October 15, 2013 to make every employee a stockholder as of their 90th day of employment, subject to vesting.

As a result of achieving these growth strategies, the Company nearly doubled in asset size from $1.68 billion in total assets as of December 31, 2012 to $3.63 billion in total assets as of December 31, 2013. At December 31, 2013 the Company provides commercial and residential lending and specialty finance services through 15 branches in San Diego, Orange, and Los Angeles Counties in California as well as 68 producing mortgage loan production offices in California, Arizona, Oregon, Montana, Virginia and Washington.

During 2013, the Company successfully completed common and preferred stock offerings, resulting in aggregate gross proceeds of approximately $107.9 million, which provided the liquidity and capital resources necessary to both accomplish the Company’s growth initiatives and ensure that its bank subsidiaries exceeded the requirements for being “well capitalized”, a critical criterion for accomplishing the Company’s overall strategic goals and business objectives.

In 2013, the Company also made numerous enhancements in internal resources, including augmenting the Company’s senior management team by appointing:

•	Hugh F. Boyle, Executive Vice President and Chief Credit Officer and Chief Risk Officer of the Company and the Bank; and

•	Jeffrey T. Seabold, Executive Vice President and Chief Lending Officer of the Company and the Bank.

During 2013 the Company continually monitored its management requirements and assessed needs based on the Company’s continued growth. The Company also evaluated management needs as it integrated the consolidation of its banking subsidiaries into a single entity operating under a national bank charter and executed other strategic objectives to better enable the Company to successfully execute its strategies and profitably operate its increasingly complex businesses. In that regard, the Company intends to continuously review its compensation programs during 2014 to mirror the needs of its strategic goals and business objectives, as well as any required changes in its management structure.

Compensation Committee’s Response to 2013 “Say-on-Pay” Vote

At the 2013 Annual Meeting of Stockholders, the stockholders were presented with an opportunity to vote on an advisory basis with respect to the executive compensation disclosed in the proxy statement for that meeting

(commonly known as “Say-on-Pay”). Approximately 75% of votes cast voted in favor of the “Say on Pay” proposal. At the 2013 Annual Meeting of Stockholders, an advisory vote was held where the Company requested that stockholders approve holding Say-on-Pay votes on a triennial basis. Approximately 53% of the votes cast voted in favor of holding Say-on-Pay votes on a triennial basis. Accordingly, the next Say-on-Pay vote will be held at the Company’s 2016 annual meeting of stockholders.

Based upon the 2013 “Say-on-Pay” vote, and in light of the increasing complexity of the Company’s businesses, the Board and the Compensation Committee held meetings with members of the management team to discuss the nature and scope of the Company’s executive compensation programs. The Committee and management met periodically to review and consider stockholder interests concerning the design and philosophy of the Company’s compensation plans pertaining to executive officers and key personnel, including particularly incentive compensation arrangements. The Compensation Committee also reviewed the Company’s performance and the compensation practices of similar financial institutions regarding employee and executive compensation. In addition, members of the Company’s Board of Directors held discussions with stockholders and considered the views of key stockholders and solicited their advice and recommendations.

The Compensation Committee also hired an independent fiduciary advisory firm to advise the committee on appropriate governance structures practices. Throughout 2013, the Board held special Board training sessions relating to management, compensation and fiduciary and governance matters led by expert advisors and legal representatives. The Company’s Board plans to continue the practice of engaging a qualified advisory, consulting or law firm to be available on an ongoing basis to provide expert assistance and independent advice to individual directors in connection with the discharge of their fiduciary duties and performance of their Board responsibilities.

Compensation Program Best Practices

As a result of these deliberations, and based upon the evolving nature of the Company’s businesses, the Compensation Committee implemented certain new features, and retained certain pre-existing compensation strategies, that the Compensation Committee considered to be key elements for a program of compensation plans which align the interests of our executive officers and our long-term strategic direction with the interests of stockholders, and do not include features that could misalign their interests or impact the safety and soundness of the Company, such as the following:

Feature	Description

Hedging /Pledging Policy	The Company has a “no-hedging” policy and a “no-pledging” policy of Company shares.

Share Ownership Requirements	In April 2013, the Company implemented share ownership requirements for senior officers as well as the Board of Directors.

Repricing	We do not permit the repricing or repurchase of underwater stock options or stock appreciation rights without the approval of stockholders.

CIC Payments	Our employment agreements do not provide for tax gross-ups in the event of a change-in-control. We do not have “single trigger” cash severance payments owing solely on account of the occurrence of a change of control event.

Supplemental Retirement Plans	We do not maintain any supplemental retirement arrangements with executives and employees.

Bonuses	We do not have any multi-year guaranteed bonuses as part of our employment agreements.

Risk Assessment	The Compensation Committee conducts an annual assessment of the Bank’s executive and broad-based compensation programs to ensure prudent risk management.

Philosophy and Objectives of the Compensation Program

Our compensation programs are designed to attract and retain key employees, motivate them to achieve optimal results and reward them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long-term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe that the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, in addition to their individual contributions to that success, in attaining key operating objectives, such as growth in deposits and customer relationships, growth of operating earnings and earnings per share and, ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing the Company should be the basis for determining their overall compensation, taking into consideration pertinent economic conditions, interest rate trends, and the competitive market environment. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option, restricted stock grants and other equity incentive programs. Our approach to compensate management includes a review of all incentive programs to avoid imprudent risk-taking and to promote safety and soundness. In that regard, the Company intends to continuously review its compensation programs during 2014 to mirror the needs of its strategic goals and business objectives.

To further enhance the Company’s overall compensation program, the Compensation Committee oversaw the launching of the Company’s Performance Management and Recognition (“PMR”) Evaluation Process via an online tool, which was first used to evaluate employee performance for 2013 (including senior executives) and is expected to be used to evaluate employee performance going forward. The purposes of the annual Performance Management and Recognition evaluation process is to inform employees of their progress, to identify areas for improvement and to set objectives and goals for future work performance. Employees evaluate their own performance via the online tool, and the employee’s manager, in turn, reviews and evaluates the employee’s performance.

Overview of Executive Compensation Program

Key elements of compensation for our executives include salary, an employee bonus incentive plan, equity incentive awards, 401(k) plan, and health, disability and life insurance benefits. Subject to the terms of their employment agreements (see “—Employment Agreements” below), base salaries for our executive officers are generally reviewed, at least annually, at a meeting of the Compensation Committee. The Compensation Committee also considers executive officer performance and makes recommendations for bonus payments and equity incentive awards to our executive officers based on a variety of factors, in its discretion.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper regulatory compliance and helping to create a cohesive team.

Emphasis on Stockholder Alignment

Through the use of equity awards, such as restricted stock and stock option awards, the total compensation of each of our Named Executive Officer is highly dependent on performance and substantially aligned with stockholders interests. The Committee emphasizes individual and business performance outcomes designed to link actual compensation amounts with factors that contribute to shareowner value.

Equity awards, when normalized over the intended service period, represent approximately 37% of our Chief Executive Officer’s 2013 compensation, and on average more than 20% of 2013 compensation for the other Named Executive Officers.

Base salary is designed to be sufficiently competitive for recruitment and retention purposes and represents approximately 28% of 2013 compensation for our Chief Executive Officer, and approximately 55% of 2013 compensation for our other Named Executive Officers.

The following chart illustrates the basic pay mix for our Chief Executive Officer during 2013 (assuming 3-year vesting of equity awards).

On July 16, 2013, the Board acted to combine the Nominating and Compensation Committees of the Board. The newly combined Compensation Committee adopted a new charter, which the Board approved effective July 16, 2013. The Compensation Committee, which is comprised of four independent members of the Company’s Board of Directors, (as discussed in greater detail under “Board of Directors’ Meetings and Committee and Corporate Governance Matters—Compensation, Nominating and Corporate Governance Committee”) then recommended that the Compensation Committee be designated as a joint committee of the Company Board and the Bank Board and adopt a charter for the joint committee, which the Board approved effective December 30, 2013. The Compensation Committee charter complies with finalized committee standards applicable to NASDAQ-listed companies such as us.

The Compensation Committee is responsible for, among other things:

•	Reviewing goals and objectives of compensation plans and if appropriate, amending or recommending that the Board of Directors amend goals and objectives;

•

Reviewing compensation plans, and if appropriate, recommending to the Board of Directors the adoption of new incentive-compensation plans, equity-based plans, other compensation plans or amendments to existing plans;

•	Approving and reviewing the Chief Executive Officer’s corporate goals and objectives and determining compensation levels;

•	Overseeing the evaluation of management personnel, and determining compensation levels for executive officers and all other officers earning a base salary of $300,000 or more;

•	Reviewing the policies regarding tax deductibility of compensation for purposes of Section 162(m) of the Internal Revenue Code; and

•

Reviewing the Company’s incentive compensation policies and practices to determine whether such policies or practices create risks that are reasonably likely to have a material adverse effect on the Company (for example, if they encourage excessive risk taking).

The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company’s current and future compensation levels. These sources include, but are not limited to, committee members, management, other members of the Board of Directors, publicly available compensation data regarding executive officers within the industry, the Company’s understanding of compensation arrangements at other financial institutions with similar growth strategies, and advice from the Compensation Committee’s consultants. Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The Committee Chairman then makes compensation recommendations to the Compensation Committee with respect to the Chief Executive Officer, who does not attend that portion of the meeting. The Compensation Committee may accept or adjust such recommendations.

Our policy for allocating between long-term and short-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives with an appropriate level of risk to maximize long-term value for our company and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive norms and reward good performance on an annual basis in the form of merit salary adjustments and bonus compensation to reward superior performance against specific short-term goals. We provide equity-based compensation as a long-term incentive and a means of directly aligning the interests of our executive officers with the interests of our stockholders. We believe that our overall compensation package, including benefits and equity-related awards, is competitive within the marketplace and consistent with the philosophy and objectives of our compensation program.

Role of Compensation Consultants

The Compensation Committee at times retains the services of independent consultants to assist the Compensation Committee with its consideration of the Company’s compensation policies, programs and practices, including Pearl Meyer & Partners, which was first engaged by the Compensation Committee in 2012 and continues to advise the Compensation Committee.

In connection with its determinations of the amount of discretionary incentive compensation for Mr. Sugarman’s 2013 performance, as well as discretionary incentive and retention awards for 2014, the Compensation Committee also deemed it to be desirable and in the best interests of the Company and its stockholders to engage independent consultants, including Pearl Meyer & Partners, to advise the Compensation Committee in connection with the review which the Compensation Committee intends to conduct of Mr. Sugarman’s current compensation arrangements, which may include the amount and nature of incentive compensation awarded to Mr. Sugarman for his 2013 performance, and the goals and objectives for his future performance, to ensure that Mr. Sugarman’s compensation remains highly dependent on corporate performance and is substantially aligned with stockholders’ interests. Additionally, the Compensation Committee intends to utilize independent consultants, including Pearl Meyer & Partners, to evaluate the manner and level of compensation of directors in light of the changes which have occurred in Company’s corporate structure, management responsibilities, and Board governance and leadership roles.

2013 Compensation Decisions

In August 2013, based upon the Committee’s evaluation of market levels of compensation for senior management at similar organizations and their respective contributions as members of the executive management team and to promote internal consistency, the Committee determined to increase the base salaries of Messrs. Nicolas, Grosvenor and Franko effective as of September 1, 2013. Based on this same analysis, the Compensation Committee granted a restricted stock award to Mr. Grosvenor of 5,000 shares on October 15, 2013 to vest over five years.

In December 2013, the Compensation Committee determined that it is in the best interests of the Company and its stockholders to amend a stock appreciation right (“SAR”) granted to Mr. Sugarman pursuant to an award agreement dated August 21, 2012 (“Award Agreement”). The SAR was granted in connection with Mr. Sugarman’s appointment as co-Chief Executive Officer, and was awarded as a cash-settled stock appreciation right with respect to 500,000 shares of Voting Common Stock. Pursuant to the anti-dilution provisions of the Award Agreement, as a result of additional issuances of Voting Common Stock by the Company, additional cash-settled stock appreciation rights (“Additional SARs”) with respect to an aggregate of 325,451 shares of Voting Common Stock were granted to Mr. Sugarman in 2013. Based upon various factors, the Compensation Committee determined that it would be in the best interests of the Company and its stockholders to amend the Award Agreement to provide for the SARs and the Additional SARs to be settled in shares of Voting Common Stock, rather than in cash, upon Mr. Sugarman’s exercise of all or a portion of the SARs and the Additional SARs. Mr. Sugarman agreed to this amendment and the amendment became effective December 13, 2013.

Base Salary

We seek to establish salary compensation for our executive officers based on our Company’s operating performance relative to the value proposition for the Company, the compensation offered by competing employers, salaries at comparable companies and our achievement of overall Company objectives. Subject to an executive officer’s minimum base salary as established by contract (see “—Employment Agreements”), in setting base salaries, the Compensation Committee typically reviews the Chief Executive Officer’s recommendations with respect to the other executive officers and discusses the relative qualifications, experience and responsibilities of the officers. The Compensation Committee also considers the salary information for executive officers of financial institutions that are comparable in size to the Company. It is our policy to pay our Chief Executive Officer and other executive officers on a competitive basis that allows us to attract and retain talented managerial employees both at the senior executive level and below.

Each of the Named Executive Officers was hired pursuant to an employment agreement or subsequently signed an employment agreement that established each Named Executive Officer’s minimum base salary. Each employment agreement was the result of negotiations between the Company and the Named Executive Officer. Salaries are typically reviewed and adjusted annually at the discretion of the Committee or the Board of Directors.

Executive	Title	Annual Rate of Base Salary
		2012		2013
Steven A. Sugarman	President and Chief Executive Officer of the Company and the Bank		$600,000	$600,000

Ronald J. Nicolas, Jr.	Executive Vice President and Chief Financial Officer of the Company and the Bank		$325,000	$400,000	*

Hugh F. Boyle	Executive Vice President and Chief Credit Officer and Chief Risk Officer of the Company and the Bank		N/A	$350,000

John C. Grosvenor	Executive Vice President and General Counsel of the Company		$265,000	$350,000	*

Jeffrey T. Seabold	Executive Vice President and Chief Lending Officer of the Company and the Bank	$	N/A	$400,000

Robert M. Franko**	Former President of the Company and former President and Chief Executive Officer of the Company and the Bank		$375,000	$400,000	*

*	Effective September 1, 2013
**	Mr. Franko resigned effective November 6, 2013

The Compensation Committee generally takes into account the following factors when considering adjustments to executive officer salaries:

•	performance against corporate and individual objectives, relative to pertinent economic, interest rate and competitive environment factors;

•	difficulty of achieving desired results;

•	value of their unique skills and capabilities to support long-term performance of the Company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team and internal consistency.

Annual Incentives

The employment contracts with our Named Executive Officers provide for additional or special compensation, such as incentive pay or bonuses, as the Board of Directors or Compensation Committee may from time to time determine. Messrs. Sugarman and Nicolas entered into employment agreements in 2012 that specify a target bonus of 50% of base salary and, in the case of Mr. Sugarman, the opportunity to receive compensation in excess of the target based on profitability of the Company’s non-depository businesses. Messrs. Boyle and Seabold entered into employment agreements in 2013 that specify for Mr. Boyle a target bonus of 75% of base salary and for Mr. Seabold a target bonus of 50% of base salary and the opportunity to receive compensation in excess of the target bonus based on the profits the Bank generates from mortgage originations held for sale. Mr Grosvenor is eligible for a bonus but does not have a target bonus level as a percentage of his base salary defined in his employment agreement.

Following the end of 2013, the Compensation Committee commenced an evaluation of the performance compensation to be considered for the Chief Executive Officer and the other Named Executive Officers (other than Mr. Franko who was then no longer employed by the Company or the Bank) based upon their performance during 2013. There was no specific weighting of business goals compared to an individual officer’s performance, but instead the recommended bonus reflected a holistic view of the success of each executive in achieving objectives for their respective functional area, as well as the contractual terms of their compensation arrangements, and based upon the foregoing, the executive compensation awards paid for 2013 were above target levels in the case of Messrs. Sugarman and Nicolas and above the prorata annual target level in the case of Mr. Seabold. The cash bonus amounts awarded for 2013 performance is as follows:

Executive	Title	2013 Cash Annual Incentives
Steven A. Sugarman	President and Chief Executive Officer of the Company and the Bank	$750,000

Ronald J. Nicolas, Jr.	Executive Vice President and Chief Financial Officer of the Company and the Bank	$300,000

Hugh F. Boyle	Executive Vice President and Chief Credit Officer and Chief Risk Officer of the Company and the Bank	$62,500

John C. Grosvenor	Executive Vice President and General Counsel of the Company	$150,000

Jeffrey T. Seabold	Executive Vice President and Chief Lending Officer of the Company and the Bank	$150,000

Long-Term Incentives

The Compensation Committee believes that a significant portion of Named Executive Officers’ target compensation should generally be in the form of long-term incentives, which motivates leaders and key employees through the use of awards tied to the long-term performance of the Company. These awards are intended to reward performance over a multi-year period, align the interests of executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, and provide an incentive for continued service at the Company. Long-term incentive awards are currently granted under the 2013 Omnibus Incentive Plan, which permits long-term equity awards. The Company issues long-term incentives in three ways: upon hire, annual awards and retention awards.

Upon Hire Awards. First, at the discretion of the Board of Directors, the Company at times awards special inducement equity awards. These special inducement awards are negotiated upon hire or upon renegotiation of the employee’s contract and are based on the Committee’s understanding of the market levels of pay for the given position, the skills and experiences of the executive to be hired, and the level required to induce employment. The Committee determines for each executive the appropriate ratio of stock options/SARs and restricted stock to be issued upon hire to adequately motivate and align executive interests with the interests of stockholders.

In connection with Mr. Sugarman’s appointment as co-Chief Executive Officer in 2012, Mr. Sugarman was awarded a stock appreciation right (“SAR”) with respect to 500,000 shares of Voting Common Stock. Pursuant to the anti-dilution provisions of the SAR award agreement, as a result of additional issuances of Voting Common Stock by the Company, additional stock appreciation rights (“Additional SARs” and together with the SAR, the “SARs”) with respect to an aggregate of 325,451 shares of Voting Common Stock were granted to Mr. Sugarman in 2013. The SAR vests in three equal annual installments beginning with the date of grant. Each Additional SAR has the same vesting date as the SAR. The SARs were originally awarded as cash-settled SARs. However, the SARs were amended on December 13, 2013 to provide for the SARs to be settled in shares of Voting Common Stock rather than in cash upon the Mr. Sugarman’s exercise of the SARs. See “—2013 Compensation Decisions.”

In connection with Mr. Nicolas’s employment in 2012 he was granted 25,000 restricted shares of Voting Common Stock and an option to purchase 75,000 shares of Voting Common Stock. The restricted shares and stock options granted to Mr. Nicolas vest in five equal annual installments commencing upon the first anniversary of the effective date of his employment agreement.

In connection with Mr. Boyle’s employment in 2013, he was granted 25,000 restricted shares of Voting Common Stock and an option to purchase 25,000 shares of Voting Common Stock. The restricted shares and stock options granted to Mr. Boyle vest in five equal annual installments commencing upon the first anniversary of the effective date of his employment agreement.

In connection with Mr. Grosvenor’s employment in 2012, he was granted a (i) one-time signing bonus of 5,000 restricted shares of Voting Common Stock and (ii) an option to purchase 75,000 shares of Voting Common Stock. The restricted shares granted to Mr. Grosvenor vest over a three-year period commencing upon the first anniversary of the effective date of his employment agreement. The options vest in three equal annual installments commencing upon the first anniversary of the effective date of his employment agreement. On October 15, 2013, in connection with a re-evaluation of Mr. Grosvenor’s overall compensation, he was granted 5,000 restricted shares of Voting Common Stock, which vest in five equal annual installments commencing one year after the grant date.

In connection with Mr. Seabold’s employment in 2013 he was granted (i) 50,000 restricted shares of Voting Common Stock, which was granted on August 1, 2013, the first business day of the month immediately following the approval by the stockholders of the Company’s 2013 Omnibus Stock Incentive Plan, and (ii) an option to purchase 100,000 shares of Voting Common Stock. The restricted shares and stock options granted to

Mr. Seabold vest in five equal annual installments commencing (i) upon the first anniversary of the restricted stock grant date for the restricted stock and (ii) upon of the effective date of Mr. Seabold’s employment agreement for the stock options.

Annual Awards. The Compensation Committee believes that equity awards align management’s interests with the long-term interests of the Company’s stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for continued service at the Company, and encourage retention of key employees.

In determining whether to award additional long-term incentives to executives beyond the inducement awards, the Compensation Committee performs an annual review process which includes consideration of factors such as the Company’s overall performance, duties and responsibilities assumed by the executive, the overall performance of the executive’s area of responsibility, the executive’s impact on strategic goals, prior levels of total compensation, the number and mix of each executive’s outstanding equity-based awards, and the desired emphasis on retention and motivation. However, there is no specific weighting applied to any one factor in determining the level of equity-based awards or the mix between stock options, restricted stock, and other forms of equity awards. Instead, the process ultimately relies on a holistic and qualitative assessment of the facts and the exercise of the Compensation Committee’s judgment. For 2013, the Committee determined that the outstanding inducement grants provided sufficient alignment with stockholders that, other than the grant to Mr. Grosvenor, no additional grants were warranted.

Retention Awards. The Compensation Committee believes that ongoing equity awards align management’s interests with the long-term interests of the Company’s stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for continued service at the Company, and encourage retention of key employees.

As discussed above, the 2013 annual incentives were paid in cash. However, due to the philosophy that a significant portion of a Named Executive Officers’ target compensation should generally be in the form of long-term incentives and to encourage ongoing focus on long-term stockholder value, the Compensation Committee deemed it appropriate and in the best interest of the Company and its stockholders to consider awards to the executives of restricted shares of the Company’s common stock under the 2013 Omnibus Stock Incentive Plan to incent their superior performance during 2014, retain their services during the period prior to the vesting of such restricted share awards, and ensure that the total compensation of each senior executive officer remains highly dependent on corporate performance and substantially aligned with stockholders’ interests. The Committee directed the Company’s Chief Executive Officer and senior executives to review and make recommendations to the Committee for grants of restricted stock awards or stock units.

Consequently, pursuant to management’s recommendations, on March 25, 2014, the Compensation Committee approved awards to individual officers, key personnel and other employees of the Company and the Bank, all of which vest in full one year after the grant date of April 1, 2014. Restricted shares of the Company’s Voting Common Stock were awarded to our executive officers, including $1,412,510 worth of restricted shares (based on the market value of the Voting Common Stock on the grant date) to our Named Executive Officers as follows:

Executive	Title	2014 Stock Retention Incentives
Steven A. Sugarman	President and Chief Executive Officer of the Company and the Bank	$750,003

Ronald J. Nicolas, Jr.	Executive Vice President and Chief Financial Officer of the Company and the Bank	$300,002

Hugh F. Boyle	Executive Vice President and Chief Credit Officer and Chief Risk Officer of the Company and the Bank	$62,503

John C. Grosvenor	Executive Vice President and General Counsel of the Company	$150,001

Jeffrey T. Seabold	Executive Vice President and Chief Lending Officer of the Company and the Bank	$150,001

Stock Ownership Guidelines

In April 2013, the Board of Directors adopted stock ownership guidelines for senior officers and non-employee directors of the Company. The guidelines require that our Chief Executive Officer own shares equal to at least 300% of his after-tax base salary and that the other Named Executive Officers own shares equal to at least 100% of their after-tax base salary. Each non-employee director is expected to maintain a minimum equity investment in common shares equal to at least 100% of their after-tax base annual retainer (exclusive of compensation paid for committee membership or chairmanship). Compliance with the guidelines is required to be achieved by the year ended 2015, which is within a two-year period from their adoption. All of the Named Executive Officers and the current non-employee directors are in compliance with the Stock Ownership Guidelines.

Hedging/Pledging Policy

The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities. The Company’s insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors, officers, and other employees may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held. The prohibitions do not apply to the exercise of stock options granted as part of a Company incentive plan.

401(k) Plan

We offer a qualified, tax exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”). All employees who have attained age 18 are eligible to make 401(k) contributions. Eligible employees are also eligible to be allocated matching and profit sharing contributions, if any, after they have attained age 18 and completed 12 months of continuous employment, during which they worked at least 1,000 hours.

During 2013, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their annual salary, up to a maximum of $17,500. In addition, participants who have attained age 50 may defer an additional $5,500 annually as a 401(k) “catch-up” contribution. All employees who participate in the 401(k) Plan received 100% matching funds for the first 4% of salary contributed by the employee during 2013. All 401(k) deferrals made by participants are before-tax contributions. In the event of retirement at age 65 or older, permanent disability or death, however, a participant will automatically become 100% vested in the value of all matching and profit sharing contributions and earnings thereon, regardless of the number of years of service with the Company.

Participants may invest amounts contributed by them, as well as employer matching and profit sharing contributions (to the extent they are fully vested), to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan.

Perquisites and Other Benefits

Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees other than as described in the severance agreements. Our health and insurance plans are the same for all employees. The Company currently offers employees their choice of two different health plans. Named Executive Officers are often required to drive between branches and offices located throughout the Southern California region. As a result, the Company provides each of the Named Executive Officers a company car or auto allowance due to the amount of driving required.

Equity Grant Policy

Executives currently receive long-term equity awards pursuant to the terms of the 2013 Omnibus Incentive Plan, which was approved by the Company’s stockholders. Awards granted under the 2013 Omnibus Incentive Plan may be in the form of stock options; stock appreciation rights, restricted stock, and restricted stock units (“RSUs”), performance units and other stock-based awards. Executives have historically received grants of stock options under the plan or awards of restricted stock and will continue to receive these types of awards. See “—Long Term Incentives.”

The Board of Directors and, by delegation, the Compensation Committee, administers the 2013 Omnibus Incentive Plan and establishes the rules for all awards granted under the plan, including grant guidelines, vesting schedules, and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of our stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.

Effective October 15, 2013, upon recommendation of the Compensation Committee, the Company established the Employee Equity Ownership Program (“EEOP”) for the benefit of employees. The EEOP is administered under the Company’s 2013 Omnibus Stock Incentive Plan and the awards thereunder are issued upon the terms and conditions and subject to the restrictions of the Company’s 2013 Omnibus Stock Incentive Plan. The EEOP provides that employees eligible to receive awards under the EEOP are any employees with titles below Assistant Vice President or any employees who are not otherwise given shares pursuant to any other Company-sponsored equity program. The Company issued 157,100 shares of restricted stock awards under the EEOP in 2013, which further promotes the Compensation Committee’s philosophy of aligning employee interests with stockholder interests.

Recently, the Compensation Committee has made the determination to begin granting RSUs under the EEOP, which is administered under the 2013 Omnibus Incentive Plan. Unlike awards of restricted stock, the grantee of RSUs has no right voting rights, no right to receive any dividends and no rights of a stockholder unless and until the underlying shares have been issued upon vesting. Awards of restricted stock, in contrast, allow the holder voting and dividend rights, even for unvested shares. The Compensation Committee determined that changing to RSUs will ease the management burden of administering the EEOP.

The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval.

The exercise prices of stock option or SAR grants are set at 100% of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants, except that the exercise price of each stock option granted under the 2013 Omnibus Incentive Stock is equal to the closing price of the Company common stock the business day before the grant. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

Employment Agreements and Post Termination Payments

As previously discussed, the Company has entered into employment agreements with each of the Named Executive Officers. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of the Named Executive Officer at his prior place of employment, in the case of new hires. The specifics of these arrangements are described in detail below under “Employment Agreements.”

Payments Due Upon Termination or a Change in Control

Under the terms of our equity-based compensation plans and their respective employment agreements, the Chief Executive Officer and the other Named Executive Officers are entitled to severance benefits upon termination of their employment under specified circumstances. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under “Employment Agreements” and “Potential Payments upon Termination or Change in Control.”

In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with the Named Executive Officer. As part of these negotiations, the Compensation Committee analyzed the terms of arrangements for comparable executives employed by companies in the banking industry. At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring or retaining the individual. The Compensation Committee believes that these arrangements can play a significant role in attracting and retaining key executive officers by providing security to the executive and leadership continuity to the Company.

The 2013 Omnibus Incentive Plan currently provides for the accelerated vesting of equity awards in the event of a change in control. In addition, certain employment agreements as well as certain forms of equity agreements provide for accelerated vesting of equity-based awards upon either a change in control or certain terminations of employment.

The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of equity-based awards in the event of a change in control is generally appropriate because in some change in control situations equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, the Company relies primarily on long-term incentive awards to provide the Named Executive Officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose.

Recoupment Policy

Under Section 304 of the Sarbanes Oxley Act of 2002, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period. The Company plans to amend the recoupment policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules have been implemented.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

Accounting Impact

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities.

Tax Impact

Section 162(m) of the Internal Revenue Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1.0 million per officer in any taxable year and does not otherwise qualify as performance-based compensation.

The 2013 Omnibus Incentive Plan is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation not subject to the $1.0 million limitation. Awards of restricted stock or grants of RSUs made under the 2013 Omnibus Incentive Plan may or may not qualify as performance-based compensation. The 2013 incentive awards paid out in restricted stock and cash to the Named Executive Officers during fiscal year 2013 did not qualify as performance-based compensation under Section 162(m) of the Code and therefore, if any of the Named Executive Officers’ total compensation exceeds the $1.0 million limit, the incentive awards issued to such officer may not be deductible for income tax purposes.

The Compensation Committee will continue to consider steps that might be in the Company’s best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

Section 280G of the Internal Revenue Code provides that severance payments triggered by a change in control, which equal or exceed three times the individual’s “base amount” are deemed to be “excess parachute payments.” Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Compensation Committee Report

The Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is furnished by the Compensation, Nominating and Corporate Governance Committee of the Company’s Board of Directors:

Chad T. Brownstein (Committee Chair)

Timothy R. Chrisman

Eric Holoman

Jonah Schnel

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(9)	Option/ SAR Awards(10)	Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Steven A. Sugarman	2013	$599,039	$750,000	(7)	$—	$613,477	$—	$—	$124,514	(11)	$2,087,030
President and Chief Executive Officer of the Company and the Bank(1)	2012	$191,605	$150,750	(8)	$74,250	$1,790,000	$—	$—	$126,846	(12)	$2,333,451

Ronald J. Nicolas, Jr.	2013	$346,354	$300,000	(7)	$—	$—	$—	$—	$20,273	(11)	$666,627
Executive Vice President and Chief Financial Officer of the Company and the Bank(2)	2012	$37,521	$83,750	(8)	$325,248	$218,250	$—	$—	$17,058	(12)	$681,827

Hugh F. Boyle	2013	$67,417	$62,500	(7)	$345,750	$92,000	$—	$—	$—		$567,667
Executive Vice President and Chief Credit Officer and Chief Risk Officer of the Company and the Bank(3)

John C. Grosvenor	2013	$289,367	$150,000	(7)	$70,700	$—	$—	$—	$14,915	(11)	$524,982
Executive Vice President and General Counsel of the Company(4)
Jeffrey T. Seabold	2013	$237,949	$150,000	(7)	$736,000	$327,000	$—	$—	$42,666	(11)	$1,493,615
Executive Vice President and Chief Lending Officer of the Company and the Bank(5)

Robert M. Franko	2013	$362,811	$200,000	(7)	$—	$—	$—	$—	$85,763	(11)	$648,574
Former President of the Company and Former President and Chief Executive Officer of the Bank(6)	2012	$277,100	—	(8)	$803,597	$—	$—	$—	$5,759	(12)	$1,086,456

(1)	Mr. Sugarman was appointed as co-Chief Executive Officer of the Company effective August 21, 2012 and as Chief Executive Officer of the Company effective September 21, 2012. No compensation information is provided for Mr. Sugarman for 2011 because he was not a Named Executive Officer for that year, having first become an executive officer of the Company in 2012.
(2)	Mr. Nicolas became Executive Vice President, Finance of the Company on November 5, 2012 and Executive Vice President and Chief Financial Officer of the Company effective November 13, 2012. From October 18, 2012 until November 5, 2012, Mr. Nicolas served as a consultant to the Company. No compensation information is provided for Mr. Nicolas for 2011 because he was not a Named Executive Officer for that year, having first joined the Company in 2012.
(3)	No compensation information is provided for Mr. Boyle for 2012 or 2011 because he was not a Named Executive Officer for either of those years, having first joined the Company in 2013.
(4)	No compensation information is provided for Mr. Grosvenor for 2012 or 2011 because he was not a Named Executive Officer for either of those years. Mr. Grosvenor first joined the Company in 2012.
(5)	No compensation information is provided for Mr. Seabold for 2012 or 2011 because he was not a Named Executive Officer for either of those years, having first become an executive officer of the Company in 2013.
(6)	Mr. Franko resigned as President of the Company and President and Chief Executive Officer of the Bank effective November 6, 2013. See “Separation and Settlement Agreement with Mr. Franko”. Mr. Franko became President of the Company effective July 1, 2012 upon completion of the Company’s acquisition of Beach Business Bank and President and Chief Executive Officer of PacTrust Bank effective September 25, 2012. No compensation information is provided for Mr. Franko for 2011 because he was not a Named Executive Officer for that year, having first joined the Company in 2012. Compensation paid to Mr. Franko by Beach Business Bank prior to the July 1, 2012 acquisition date is not included in this table.
(7)	The Named Executive Officer’s bonus for 2013 was paid in cash
(8)	At least one-third of the Named Executive Officer’s bonus for 2012 was required to be paid in restricted stock awarded under the 2011 Omnibus Incentive Plan. The restricted stock portion is excluded from the amounts shown under the “Bonus” column for Messrs. Sugarman, Nicolas and Franko and is instead reflected in the amounts reported for them under the “Stock Awards” column. Mr. Franko, who is the only Named Executive Officer who elected to receive more than the one-third minimum in restricted stock, elected to receive his entire bonus for 2012 in restricted stock.
(9)	Represents the grant date fair values of the stock awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Notes 16 and 3, respectively of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and 2012, respectively, filed with the SEC.

(10)	Represents the grant date fair values of the option and stock appreciation right (in the case of Mr. Sugarman) awards under ASC Topic 718. In the case of awards during 2013 and 2012, the assumptions used in the calculation of these amounts are included in Notes 16 and 3, respectively, of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the years ended December 31, 2013 and 2012, respectively, filed with the SEC.
(11)	For Mr. Sugarman, amount includes matching contributions to his 401(k) plan account, dividends paid on the unvested portion of a restricted stock award, dividend equivalents paid with respect to SARs and an automatic anniversary bonus of $100. For Mr. Nicolas, amount includes dividends paid on the unvested portions of restricted stock awards, matching contributions to his 401(k) plan accounts and an automatic anniversary bonus of $50. For Mr. Grosvenor, amount includes auto expense, dividends paid on the unvested portions of restricted stock awards, matching contributions to his 401(k) plan accounts and an automatic anniversary bonus of $100. For Mr. Seabold amounts includes dividends paid on the unvested portions of restricted stock awards and director fees of $36,666 (which were discontinued upon Mr. Seabold’s resignation as a director on May 12, 2013, immediately before he became an employee of the Bank on May 13, 2013). For Mr. Franko, amount also includes (i) pursuant to the Separation and Settlement Agreement he entered into with the Company in connection with his resignation effective November 6, 2013, a lump sum cash payment of $50,000 in exchange for cancellation of all of Mr. Franko’s outstanding equity awards, (ii) matching contributions to his 401(k) plan account, (iii) dividends paid on the unvested portion of a restricted stock award, and (iv) a nominal amount paid to Mr. Franko in 2013 representing the cash value he received in lieu of a fractional share when his 2012 bonus was paid in the form of restricted stock. See “Separation and Settlement Agreement with Mr. Franko”.
(12)	For Mr. Sugarman, amount includes director fees of $125,500 (which were discontinued upon his becoming an executive officer of the Company on August 21, 2012), and matching contributions to his 401(k) plan account. For Mr. Nicolas, amount includes consulting fees of $17,058, dividends paid on the unvested portion of a restricted stock award and matching contributions to his 401(k) plan account. For Mr. Franko, amounts include dividends paid on the unvested portions of restricted stock awards and matching contributions to their 401(k) plan accounts.

For information regarding the employment agreements between the Company and each of Messrs. Sugarman, Nicolas, Boyle, Grosvenor and Seabold, see “—Employment Agreements.” For information regarding the Separation and Settlement Agreement with Mr. Franko, see “—Separation and Settlement Agreement with Mr. Franko”.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the Named Executive Officers for 2013.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options/ SARs (#)		Exercise/ Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Stock and Option/ SAR Awards(7)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Steven A. Sugarman	06/21/13	—	—	—	—	—	—	—		150,933	(1)	$13.06	$280,735
	07/01/13									88,366	(1)	$13.60	$171,430
	07/02/13									15,275	(1)	$13.55	$29,481
	12/10/13									70,877	(1)	$12.83	$131,831

Ronald J. Nicolas, Jr.	—	—	—	—	—	—	—	—		—		—	—

Hugh F. Boyle	09/30/13	—	—	—	—	—	—	25,000	(2)				$345,750
	09/30/13	—	—	—	—	—	—	—		25,000	(3)	$13.83	$92,000

John C. Grosvenor	10/15/13	—	—	—	—	—	—	5,000	(4)	—		—	$70,700

Jeffrey T. Seabold	05/13/13	—	—	—	—	—	—	—		100,000	(5)	$13.11	$327,000
	08/01/13							50,000	(6)	—		—	$736,000

Robert M. Franko	—	—	—	—	—	—	—	—		—		—	—

(1)	Represents a stock appreciation right granted to Mr. Sugarman with respect to the number of shares indicated. Each of these grants was made pursuant to the anti-dilution provisions of the Stock Appreciation Right grant originally made to Mr. Sugarman on August 21, 2012 (the “Original SAR Grant”), pursuant to which he was granted a stock appreciation right with respect to 500,000 shares with a vesting schedule of one-third on August 21, 2012, one-third on August 21, 2013 and one-third on August 21, 2014 and a base price of $12.12. Consistent with the vesting schedule of the Original SAR Grant, the vesting schedule of the additional grants made in 2013 are as follows: for the grant made on June 21, 2013, July 1, 2013 and July 2, 2013, one-third on the grant date, one-third on August 21, 2013 and one-third on August 21, 2014; and for the grant made on December 10, 2013: two-thirds on the grant date and one-third on August 21, 2014. On December 13, 2013, all of the outstanding stock appreciation rights granted to Mr. Sugarman (i.e. the Original SAR Grant plus the additional grants made in 2013) which originally were to be settled in cash were amended to be settled in shares of Voting Common Stock.
(2)	Represents a restricted stock award in to Mr. Boyle with the following vesting schedule: 20% increments on each of September 30, 2014, 2015, 2016, 2017 and 2018.
(3)	Represents a nonqualified stock option granted to Mr. Boyle with the following vesting schedule 20% increments on each of September 30, 2014, 2015, 2016, 2017 and 2018.
(4)	Represents a restricted stock award to Mr. Grosvenor with the following vesting schedule: 20% increments on each of October 15, 2014, 2015, 2016, 2017 and 2018.
(5)	Represents a nonqualified stock option granted to Mr. Seabold with the following vesting schedule: 20% increments on each of May 13, 2014, 2015, 2016, 2017 and 2018.
(6)	Represents a restricted stock award to Mr. Seabold with the following vesting schedule: 20% increments on each of August 1, 2014, 2015, 2016, 2017 and 2018
(7)	Represents the grant date fair values of the awards under ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 16 of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Outstanding Equity Awards at December 31, 2013

The following table provides information regarding vested and unvested stock options and stock appreciation rights and unvested restricted stock awards held by the Named Executive Officers as of December 31, 2013.

	Option/SAR Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs Exercisable (#)		Number of Securities Underlying Unexercised Options/ SARs Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/ SARs (#)	Option/ SAR Exercise/ Base Price(1)	Option/ SAR Expiration Date(2)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven A. Sugarman	333,333	(4)	166,667	(4)	—	$12.12	08/21/2022	—		—	—	—
	100,622	(5)	50,311	(5)		$13.06	08/21/2022	—		—	—	—
	58,911	(6)	29,455	(6)		$13.60	08/21/2022	—		—	—	—
	10,183	(7)	5,092	(7)		$13.55	08/21/2022	—		—	—	—
	47,251	(8)	23,626	(8)		$12.83	08/21/2022	—			—	—
	16,165	(9)	—		—	$15.81	06/27/2021	—		—	—	—
								4,766	(10)	$63,912	—	—

Ronald J. Nicolas, Jr.	15,000	(11)	60,000	(11)	—	$11.36	11/05/2022	—		—	—	—
	—		—		—	—	—	22,648	(12)	$303,710	—	—

Hugh F. Boyle	—		25,000	(13)	—	$13.83	9/30/2023	—		—	—	—
	—		—		—	—	—	25,000	(14)	$335,250	—	—

John C. Grosvenor	25,000	(15)	50,000	(15)	—	$12.24	8/22/2022	—		—	—	—
	—		—		—	—	—	11,511	(16)	$154,363	—	—

Jeffrey T. Seabold	16,713	(17)			—	$15.81	6/27/2021	—		—	—	—
	—		100,000	(18)	—	$13.11	5/13/2023	—		—	—	—
	—		—		—	—	—	50,000	(19)	$670,500	—	—

Robert M. Franko(20)	—		—		—	—	—	—		—	—	—

(1)	The base price of each stock appreciation right and exercise price of each stock option is equal to the grant day’s closing price of the Voting Common Stock on the NASDAQ Stock Market, except that the exercise price of each stock option granted under the 2013 Omnibus Incentive Stock is equal to the closing price of the Voting Common Stock on the NASDAQ Stock Market the business day before the grant.
(2)	The scheduled expiration date of each stock option and stock appreciation right occurs ten years after the grant date.
(3)	Reflects the dollar value of unvested restricted shares as of December 31, 2013 based on that day’s closing price of the Voting Common Stock on the NASDAQ Stock Market of $13.41.
(4)	Represents a stock appreciation right with the following vesting schedule: one-third increments on each of August 21, 2012, 2013 and 2014. The stock appreciation right was originally agreed to be settled in cash, but pursuant to an agreement between Mr. Sugarman and the Company, effective December 13, 2013 it will be settled in shares of Voting Common Stock.
(5)	Represents a stock appreciation right with the following vesting schedule: one-third on June 21, 2103, one-third on August 21, 2013 and one-third on August 21, 2014. The stock appreciation right was originally agreed to be settled in cash, but pursuant to an agreement between Mr. Sugarman and the Company, effective December 13, 2013 it will be settled in shares of Voting Common Stock.
(6)	Represents a stock appreciation right with the following vesting schedule: one-third on July 1, 2013, one-third on August 21, 2013 and one-third on August 21, 2014. The stock appreciation right was originally agreed to be settled in cash, but pursuant to an agreement between Mr. Sugarman and the Company, effective December 13, 2013 it will be settled in shares of Voting Common Stock
(7)	Represents a stock appreciation right with the following vesting schedule: one-third on July 2, 2013, one-third on August 21, 2013 and one-third on August 21, 2014. The stock appreciation right was originally agreed to be settled in cash, but pursuant to an agreement between Mr. Sugarman and the Company, effective December 13, 2013 it will be settled in shares of Voting Common Stock
(8)	Represents a stock appreciation right with the following vesting schedule: two-thirds on December 10, 2013 and one-third on August 21, 2014. On December 13, 2013. The stock appreciation right was originally agreed to be settled in cash, but pursuant to an agreement between Mr. Sugarman and the Company, effective December 13, 2013 it will be settled in shares of Voting Common Stock
(9)	Represents a nonqualified stock option that fully vested on June 27, 2012.

(10)	Represents unvested portion as of December 31, 2013 of an award of 7,112 shares of restricted stock. The vesting schedule of the shares is as follows: 2,346 shares on each of March 4, 2013 and 2014 and 2,420 shares on March 4, 2015.
(11)	Represents a nonqualified stock option with the following vesting schedule: 20% increments on each of November 5, 2013, 2014, 2015, 2016 and 2017.
(12)	Represents unvested portion, as of December 31, 2013, of an award of 25,000 shares of restricted stock with the following vesting schedule: 20% increments on each of November 5, 2013, 2014, 2015, 2016 and 2017. Also represents the unvested portion, as of December 31, 2013, of an award of 3,951 shares of restricted stock with the following vesting schedule: 1,303 shares on each of March 4, 2013, 2014 and 1,345 shares on March 4, 2015.
(13)	Represents a nonqualified stock option with the following vesting schedule: 20% increments on each of September 30, 2014, 2015, 2016, 2017 and 2018.
(14)	Represents unvested portion as of December 31, 2013 of an award of 25,000 shares of restricted stock. The vesting schedule of the shares is as follows: 20% increments on each of September 30, 2014, 2015, 2016, 2017 and 2018.
(15)	Represents a nonqualified stock option with the following vesting schedule: 25,000 shares on each of August 22, 2013, 2014 and 2015.
(16)	Represents unvested portion, as of December 31, 2013, of an award of 5,000 shares of restricted stock with the following vesting schedule: 1,666 shares on August 22, 2013 and 1,667 shares on each of August 22, 2014 and 2015. Also represents the unvested portion, as of December 31, 2013, of an award of 4,741 shares of restricted stock with the following vesting schedule: 1,564 shares on each of March 4, 2013, 2014 and 1,613 shares on March 4, 2015. In addition, represents the unvested portion as of December 31, 2013 of an award of 5,000 shares of restricted stock with the following vesting schedule: 20% increments on each of October 15, 2014, 2015, 2016, 2017 and 2018.
(17)	Represents a nonqualified stock option of 16,713 shares that are vested.
(18)	Represents a nonqualified stock option of 100,000 shares with the following vesting schedule: 20% increments on each of May 13, 2014, 2015, 2016, 2017 and 2018.
(19)	Represents unvested portion, as of December 31, 2013, of an award of 50,000 shares of restricted stock, with the following vesting schedule: 20% increments on each of August 1, 2014, 2015, 2016, 2017 and 2018.
(20)	Pursuant the Separation and Settlement Agreement he entered into with the Company, effective upon Mr. Franko’s resignation, 4,789 restricted shares of Company Voting Common Stock held by Mr. Franko were cancelled in exchange for a payment from the Company of $50,000 and the remaining restricted shares of Company Voting Common Stock held by Mr. Franko were cancelled. See “Separation and Settlement Agreement with Mr. Franko”.

Option Exercises and Stock Vested

The following table provides information regarding vested and unvested stock options and stock appreciation rights and unvested restricted stock awards held by the Named Executive Officers as of December 31, 2013.

	Option/SAR Awards		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Steven A. Sugarman	—	$—	2,346	$24,492

Ronald J. Nicolas, Jr.	—	$—	6,303	$83,253

Hugh F. Boyle	—	$—	—	$—

John C. Grosvenor	—	$—	3,230	$39,433

Jeffrey T. Seabold	—	$—	—	$—

Robert M. Franko	—	$—	12,000	$162,480

(1)	Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.

Employment Agreements

We have employment agreements with each of Messrs. Sugarman, Nicolas, Boyle, Grosvenor and Seabold. Set forth below are descriptions of those agreements.

Employment Agreement with Mr. Sugarman.    Effective August 21, 2012, Mr. Sugarman entered into a three-year employment agreement with the Company, with an automatic renewal for an additional year on the second anniversary of the effective date and on each anniversary thereafter, unless the Company provides Mr. Sugarman with timely notice of non-renewal. The employment agreement provides Mr. Sugarman with an annual base salary of $600,000, subject to annual review and increase, but not decrease, by the Board of Directors of the Company. The employment agreement also provides that Mr. Sugarman is eligible to receive an annual cash bonus award with a target award opportunity of 50% of his annual base salary and a minimum of 10% of the annual profitability (measured as EBITDA) of the Company’s subsidiaries that are not depository institutions. In the event of a termination of Mr. Sugarman’s employment by the Company without “cause” or a resignation by Mr. Sugarman for “good reason,” Mr. Sugarman is entitled to (1) a pro-rata bonus for the year during which the date of termination occurs; (2) 1.5 (although within two years following a change in control, the severance multiple would be two) multiplied by the sum of his annual base salary and target bonus paid in installments over a twenty-four month period; and (iii) 18 months (24 months if the termination or resignation occurs within two years following a change in control) of continued medical and dental benefits provided by the Company to Mr. Sugarman and his eligible dependents. In addition, any stock options or stock appreciation rights held by Mr. Sugarman will vest in full and remain exercisable for the remainder of their original full terms, and other equity awards will vest in full. Mr. Sugarman is also subject to employee and customer non-solicitation and non-competition restrictions while he is employed by the Company and for twenty-four months immediately following termination of employment for any reason. On August 21, 2012, concurrent with the execution of Mr. Sugarman’s employment agreement, the Company granted Mr. Sugarman a cash-settled stock appreciation right with respect to 500,000 shares of Company Voting Common Stock in recognition of prior service that vests, subject to continued employment, as follows: 1/3 vested on the date of grant, 1/3 vests on the first anniversary of the date of grant and the final 1/3 vests on the second anniversary of the date of grant. The stock appreciation right has a ten-year term and a base price of $12.12 per share. During 2013, pursuant to the anti-dilution provisions of the stock appreciation right granted to Mr. Sugarman on August 21, 2012, as a result of additional issuances of Voting Common Stock by the Company during 2013, Mr. Sugarman was granted additional stock appreciation rights with respect to an aggregate of 325,451 shares of Voting Common Stock. For information regarding these additional grants, see the Grants of Plan-Based Awards table and footnote (1) to that table. On December 31, 2013, all of the outstanding stock appreciation rights granted to Mr. Sugarman (i.e. the Original SAR Grant plus the additional grants made in 2013) which were originally to be settled in cash were amended to be settled in stock.

Employment Agreement with Mr. Nicolas.    Effective November 5, 2012, Mr. Nicolas entered into a three-year employment agreement with the Company, with an automatic renewal for an additional year on the third anniversary of the effective date and on each anniversary thereafter, unless either party provides timely notice to the other that the term will not be extended. The employment agreement provides Mr. Nicolas with an annual base salary of a minimum of $325,000, subject to annual review and increase by the Board of Directors of the Company or the Compensation Committee of the Board (and as of September 1, 2013 had been increased to $400,000). For each calendar year during the term of the agreement, Mr. Nicolas is eligible to receive an annual bonus equal to up to 100% of his base salary, with a target bonus equal to 50% of base salary. Pursuant to the employment agreement, upon execution of the agreement, Mr. Nicolas was granted (i) 25,000 restricted shares of the Company’s Voting Common Stock, with such shares vesting in five equal annual installments commencing upon the first anniversary of the effective date of the employment agreement, and (ii) an option to purchase 75,000 shares of the Company’s Voting Common Stock at an exercise price of $11.36 per share, with such option vesting in five equal annual installments, commencing upon the first anniversary of the effective date of the employment agreement. In the event of a termination of Mr. Nicolas’s employment by the Company without “cause” or a resignation by Mr. Nicolas for “good reason,” Mr. Nicolas is entitled to (i) 24 months of continued

payments based on an annual amount equal to $325,000, (ii) the immediate vesting of any then-unvested stock options granted to Mr. Nicolas in connection with the execution of his employment agreement, and (iii) the continued vesting of any then-unvested restricted stock during the period Mr. Nicolas continues to serve on an advisory board of the Company. In addition, Mr. Nicolas will be subject to employee and customer non-solicitation restrictions while he is employed by the Company and for twenty four months following termination of employment under circumstances entitling him to severance benefits as described in the immediately preceding sentence, and perpetual confidentiality restrictions.

Employment Agreement with Mr. Boyle.    On September 17, 2013, Mr. Boyle entered into an employment agreement with the Company, with an employment commencement date of September 30, 2013, that has a term ending on September 30, 2016, with successive renewals, at the parties’ election, of an additional year on each anniversary of the commencement date of the employment agreement, commencing on September 30, 2016. The employment agreement provides Mr. Boyle with a base salary of $350,000, subject to annual review and increase by the board of directors or compensation committee of the Company. For each calendar year during the term of the agreement, Mr. Boyle will be eligible to receive an annual bonus equal to up to 100% of his base salary, with a target bonus equal to 75% of base salary. On his first date of employment, September 30, 2013, Mr. Boyle was granted (i) 25,000 restricted shares of the Company’s Voting Common Stock, with such shares vesting in five equal annual installments, commencing one year after his employment commencement date, and (ii) an option to purchase 25,000 shares of the Company’s Voting Common Stock at an exercise price of $13.83, with such option vesting in five equal annual installments, commencing one year after his employment commencement date. In the event of a termination of employment occurring either due to a termination without “cause” or a resignation for “good reason,” Mr. Boyle will be entitled to (i) up to twenty-four months of continued payments based on an annual amount equal to $350,000 multiplied by the number of years or partial years remaining prior to the end of the term, (ii) the immediate vesting of the then-unvested stock options granted to Mr. Boyle in connection with the execution of his employment agreement, and (iii) the continued vesting of any then-unvested restricted stock during the period Mr. Boyle is entitled to continue to serve on an advisory board of the Company. In addition, Mr. Boyle will be subject to employee and customer non-solicitation restrictions while he is employed by the Company, and for twenty-four months following termination of employment under circumstances entitling him to severance benefits as described in the immediately preceding sentence, and perpetual confidentiality restrictions.

Employment Agreement with Mr. Grosvenor.    Effective August 22, 2012, Mr. Grosvenor entered into an employment agreement that has a term of three years, with an automatic renewal for an additional year on the third anniversary of the effective date and each anniversary thereafter, unless one of the parties provides a notice of non-renewal. Pursuant to the terms of the employment agreement, Mr. Grosvenor received a (i) one-time signing bonus of 5,000 restricted shares of the Company’s Voting Common Stock vesting in increments of 1,666 shares on August 22, 2013 and 1,667 shares on each of August 22, 2014 and 2015 (the “Initial Restricted Stock Grant”), and (ii) an option to purchase 75,000 shares of the Company’s Voting Common Stock at an exercise price of $12.24, with such option vesting in three equal installments of 25,000 shares on August 22 of 2013, 2014 and 2015 (the “Initial Equity Grant”). The employment agreement provides Mr. Grosvenor with a base salary that as of September 1, 2013 has been set at $350,000, subject to annual review and increase, and also provides that Mr. Grosvenor is eligible to receive additional or special compensation, such as equity awards, incentive pay or bonuses, as the board of directors of the Company, or the compensation committee thereof, may determine. In the event of a termination of employment without “cause” or a resignation for “good reason,” Mr. Grosvenor is entitled to (1) severance pay equal to twenty-four (24) months’ salary at the rate of salary in effect on the date of termination; (2) the Initial Equity Grant, which, to the extent not theretofore fully vested, shall become fully vested and immediately exercisable in accordance with its terms; and (3) in the event the Initial Restricted Stock Grant has not theretofore become fully vested, the right to be appointed as an advisor to the Company until the Initial Restricted Stock Grant has vested in full. In addition, Mr. Grosvenor is also subject to employee non-solicitation restrictions while he is employed by the Company and for twenty-four months immediately following termination of employment for any reason, and certain nondisclosure obligations.

Employment Agreement with Mr. Seabold.    Effective May 13, 2013, Mr. Seabold entered into an employment agreement with the Bank that provides for a term of three years, with an automatic renewal for an additional year on the second anniversary of the effective date and on each anniversary thereafter, unless one of the parties provides a notice of non-renewal. The Employment Agreement provides Mr. Seabold with an initial base salary of $400,000, an annual cash target bonus of 50% of his annual base salary (the “Annual Target Bonus”), and an incentive bonus, generally payable one-half in cash and one-half in Company equity awards, generally equal to 10% of the pre-tax operating profits generated by originations held for sale by the Bank’s residential lending platform, subject to certain annual performance hurdle amounts being met (the “Incentive Bonus”).

In the event of a termination of employment without “cause” or a resignation for “good reason,” Mr. Seabold is entitled to the following (the “Severance Amounts”): (1) a pro-rata target bonus for the year of termination; (2) 1.5 times the sum of his base salary and Incentive Bonus (determined by annualizing the Incentive Bonus payable relative to the most recently completed fiscal quarter of the Company prior to the termination date), or following a change of control, the severance multiple would be 2, and be based upon the sum of his base salary and the Annual Target Bonus, not Incentive Bonus; and (3) 18 months (24 months following a change in control) of continued medical and dental benefits. In addition, any equity awards held by Mr. Seabold will vest in full and any stock options or stock appreciation rights will remain exercisable for the remainder of their original full terms.

Under the Employment Agreement, Mr. Seabold is subject to customary confidentiality and corporate opportunity restrictions, and employee non-solicitation restrictions while he is employed by the Bank and for a period of generally twenty-four months following termination of employment.

In connection with entering into the Employment Agreement, the Company granted Mr. Seabold an award of (1) 50,000 shares of restricted stock, effective on August 1, 2013, and (2) non-qualified stock options for the purchase of 100,000 shares of the Company’s Voting Common Stock at an exercise price per share equal to the closing market price of the Company’s Voting Common Stock on May 13, 2013, in each case which vest as follows: 1/5 on each of the first, second, third, fourth and fifth anniversaries of May 13, 2013.

Separation and Settlement Agreement with Mr. Franko

On November 6, 2013, in connection with his resignation as President of the Company and Chief Executive Officer of the Bank, Mr. Franko entered into a Separation and Settlement Agreement with the Company and the Bank (the “Agreement”) that provides the terms and conditions relating to Mr. Franko’s resignation. The Agreement provided that Mr. Franko received $200,000 as a bonus for his service to the Company and the Bank in 2013. In addition, 4,789 restricted shares of the Company’s Voting Common Stock held by Mr. Franko were cancelled in exchange for a payment from the Company of $50,000 and the remaining restricted shares of the Company’s Voting Common Stock held by Mr. Franko were cancelled. The Company also agreed to reimburse Mr. Franko for certain legal expenses. The Agreement further provided that Mr. Franko would be subject to certain non-solicitation restrictions immediately following the resignation date and perpetual confidentiality restrictions. The Agreement included a release of all claims against the Company and the Bank and their respective subsidiaries and affiliates by Mr. Franko and a mutual non-disparagement provision.

Potential Payments upon Termination of Employment or Change in Control

The following tables show the approximate value of the benefits and payments that the Named Executive Officers other than Mr. Franko (whose employment with the Company terminated on November 6, 2013) would have been entitled to receive as of December 31, 2013 had their employment been terminated or had a change in control occurred on that date. The table excludes (i) amounts accrued through December 31, 2013 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under the Company’s 401(k) plan, and (iii) already vested equity awards. Payments to Mr. Franko in connection with the termination of his employment are described under “Separation and Settlement Agreement with Mr. Franko”.

Steven A. Sugarman

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Post Employment Healthcare Benefits		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$1,350,000	(1)	$310,224	(2)	$27,990	(3)	$1,688,214
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$1,800,000	(1)	$310,224	(2)	$37,320	(3)	$2,147,544
Change in Control but No Termination of Employment Occurs	$—		$310,224	(2)	$—		$310,224
Death	$—		$310,224	(2)	$27,990	(3)	$338,214
Disability	$—		$310,224	(2)	$27,990	(3)	$338,214

(1)	Represents the amount that would be paid to Mr. Sugarman pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months.
(2)	Represents (i) the value of the acceleration of vesting of the unvested portion of Mr. Sugarman’s stock-settled stock appreciation right, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the base price per share of the applicable stock appreciation right of $12.12 with respect to 166,667 unvested stock appreciation rights, $13.06 with respect to 50,311 unvested stock appreciation rights, and $12.83 with respect to 23,626 unvested stock appreciation rights and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Sugarman as of December 31, 2013, based on the closing price of the Company’s Voting Common Stock of that date of $13.41.
(3)	Represents the approximate cost to the Company of continuing to provide medical and dental benefits to Mr. Sugarman and his eligible dependents pursuant to his employment agreement following the termination of his employment, for a period of 18 months if such termination does not occur within two years following a change in control of the Company and for a period of 24 months if such termination occurs within two years following a change in control of the Company. In the case of termination due to death or disability, the amount in the table assumes that death or disability does not occur within two years following a change in control; otherwise, in the event such termination occurs within two years, the amount would be $37,320.

Ronald J. Nicolas, Jr.

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$650,000	(1)	$123,000	(2)	$773,000
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$650,000	(1)	$426,710	(3)	$1,076,710
Change in Control but No Termination of Employment Occurs	$—		$426,710	(3)	$426,710
Death	$—		$426,710	(3)	$426,710
Disability	$—		$426,710	(3)	$426,710

(1)	Represents the amount that would be paid to Mr. Nicolas pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months.
(2)	Represents the value of the acceleration of vesting of the unvested portion of Mr. Nicolas’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the exercise price per share of the option of $11.36 per share.
(3)	Represents (i) the value of the acceleration of vesting of the unvested portion Mr. Nicolas’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the exercise price per share of the option of $11.36 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Nicolas as of December 31, 2013, based on the closing price per share of the Company’s Voting Common Stock on that date of $13.41.

Hugh F. Boyle

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$962,500	(1)	$—	(2)	$962,500
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$962,500	(1)	$335,250	(3)	$1,297,750
Change in Control but No Termination of Employment Occurs	$—		$335,250	(3)	$335,250
Death	$—		$335,250	(3)	$335,250
Disability	$—		$335,250	(3)	$335,250

(1)	Represents the amount that would be paid to Mr. Boyle pursuant to his employment agreement following the termination of his employment, in monthly installments for the remainder of the agreement term (a period of 33 months, as of December 31, 2013).
(2)	Represents the value of the acceleration of vesting of the unvested portion of Mr. Boyle’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the exercise price per share of the option of $13.83 per share (no acceleration value, because the closing price on December 31, 2013 was less than the exercise price).

(3)	Represents (i) the value of the acceleration of vesting of the unvested portion Mr. Boyle’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the exercise price per share of the option of $13.83 per share (no acceleration value, because the closing price on December 31, 2013 was less than the exercise price), and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Boyle as of December 31, 2013, based on the closing price per share of the Company’s Voting Common Stock on that date of $13.41.

John C. Grosvenor

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$700,000	(1)	$58,500	(2)	$758,500
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$700,000	(1)	$212,863	(3)	$912,863
Change in Control but No Termination of Employment Occurs	$—		$212,863	(3)	$212,863
Death	$—		$212,863	(3)	$212,863
Disability	$—		$212,863	(3)	$212,863

(1)	Represents the amount that would be paid to Mr. Grosvenor pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months.
(2)	Represents the value of the acceleration of vesting of the unvested portion of Mr. Grosvenor’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the exercise price per share of the option of $12.24 per share.
(3)	Represents (i) the value of the acceleration of vesting of the unvested portion Mr. Grosvenor’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the exercise price per share of the option of $12.24 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Grosvenor as of December 31, 2013, based on the closing price per share of the Company’s Voting Common Stock on that date of $13.41.

Jeffrey T. Seabold

	Compensation Continuation		Accelerated Vesting of Equity Incentive Awards		Post Employment Healthcare Benefits		Total Benefits to be Received
Termination/Change in Control Scenario
Termination for Cause	$—		$—		$—		$—
Voluntary Termination Without Good Reason	$—		$—		$—		$—
Involuntary Termination Without Cause or Voluntary Termination With Good Reason	$600,000	(1)	$700,500	(2)	$27,990	(3)	$1,328,490
Involuntary Termination Without Cause or Voluntary Termination With Good Reason After Change in Control	$1,200,000	(1)	$700,500	(2)	$37,320	(3)	$1,937,820
Change in Control but No Termination of Employment Occurs	$—		$700,500	(2)	$—		$700,500
Death	$—		$700,500	(2)	$27,990	(3)	$728,490
Disability	$—		$700,500	(2)	$27,990	(3)	$728,490

(1)	Represents the amount that would be paid to Mr. Seabold pursuant to his employment agreement following the termination of his employment, in monthly installments for a period of 24 months.
(2)	Represents (i) the value of the acceleration of vesting of the unvested portion of Mr. Seabold’s stock options, based on the difference between the closing price per share of the Company’s Voting Common Stock on December 31, 2013 of $13.41 and the exercise price per share of the option of $13.11 per share, and (ii) the value of the acceleration of vesting of the unvested restricted stock awards held by Mr. Seabold as of December 31, 2013, based on the closing price per share of the Company’s Voting Common Stock on that date of $13.41.
(3)	Represents the approximate cost to the Company of continuing to provide medical and dental benefits to Mr. Seabold and his eligible dependents pursuant to his employment agreement following the termination of his employment, for a period of 18 months if such termination does not occur within two years following a change in control of the Company and for a period of 24 months if such termination occurs within two years following a change in control of the Company. In the case of termination due to death or disability, the amount in the table assumes that death or disability does not occur within two years following a change in control; otherwise, in the event such termination occurs within two years, the amount would be $37,320.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Company’s Board of Directors is comprised of the undersigned directors, each of whom is independent as independence is defined for audit committee members under the NASDAQ Listing Rules. The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and annually attesting to management’s assessments of the effectiveness of the Company’s internal control over financial reporting. As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2013, with management and with KPMG LLP, the Company’s independent registered public accounting firm for 2013. The Audit Committee also has discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 16, Communications with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence as currently in effect, and discussed with KPMG LLP their independence. Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

The foregoing report is furnished by the Audit Committee:

Robb Evans (Committee Chair)

Timothy R. Chrisman

Jeffrey Karish

PROPOSAL II—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2013. Representatives of KPMG LLP have been invited to be present at the annual meeting, and we expect that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

On December 10, 2012, the Company engaged KPMG LLP, and dismissed Crowe Horwath LLP, as the principal accountant to audit the Company’s consolidated financial statements. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.

The reports of Crowe Horwath LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2011 and 2010 and from January 1, 2012 through December 10, 2012: (i) there were no disagreements with Crowe Horwath LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP, would have caused Crowe Horwath LLP to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no “reportable events”, as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, subject to ratification by the Company’s stockholders at the annual meeting. Although stockholder ratification of the appointment of KPMG LLP is not required by our bylaws or otherwise, our Board of Directors is submitting this appointment to stockholders for their ratification at the annual meeting as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment of KPMG LLP is ratified by the stockholders at the annual meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Fees

For the years ended December 31, 2013 and 2012, KPMG LLP provided various audit, audit-related and non-audit services to the Company, as follows:

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$882,750	$393,276
Audit Related Fees(2)	$272,000	—
Tax Fees	—	—
All Other Fees(3)	$916,000	$45,173

TOTAL	$2,070,750	$438,449

(1)	For the audits of the Company’s consolidated annual financial statements and internal control over financial reporting.
(2)	Primarily for review and assurance and related services as well as special purpose reports for various compliance audits.
(3)	For permissible professional services related to information technology, integration, regulatory compliance evaluation and model validation.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the terms of its charter, the Audit Committee of the Company’s Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent registered public accounting firm for all audit and permissible non-audit services to be provided by the independent registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent registered public accounting firm to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies. During 2013 and 2012, the Audit Committee pre-approved all of the services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the annual meeting. If any other matter properly comes before the stockholders for a vote at the meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone or other means, without additional compensation.

Stockholder Proposals for Annual Meeting to be Held in 2015

If you intend to present a stockholder proposal at next year’s annual meeting, your proposal must be received by the Company at its executive offices, located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, no later than December 5, 2014 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s charter and bylaws and Maryland law.

The Company’s bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in the Company’s proxy materials. For a stockholder proposal to be considered for presentation at next year’s annual meeting, written notice of the proposal containing the information set forth in Section 1.09 of the Company’s bylaws must be received by the Company no later than February 14, 2015 and no earlier than January 15, 2015. If, however, the date of the next annual meeting is before April 15, 2015 or after June 14, 2015, notice of a stockholder proposal must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the close of business on the later of the 90th day before the date of the meeting or the tenth day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

z	REVOCABLE PROXY BANC OF CALIFORNIA, INC.	{

Annual Meeting Materials are available at:

http://www.cfpproxy.com/5332

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.

To Vote by Telephone:

Call 1-855-663-1452 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., May 15, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/banc prior to 3 a.m., May 15, 2014.

Please note that the last vote received from a

stockholder, whether by telephone, by Internet or by mail,

will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐
Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
I.	The election of (01) Eric Holoman, (02) Halle Benett and (03) Robert D. Sznewajs as directors of the Company, each for a term of three years.	☐	☐	☐

Instructions: To vote for all nominees mark the box “FOR” with an “X”. To withhold your vote for all nominees mark the box “WITHHOLD” with an “X”. To withhold your vote for one nominee but not all nominees mark the box “FOR ALL EXCEPT” with an “X” and write the name of the nominee on the following line for whom you wish to withhold your vote.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

		For	Against	Abstain
II.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2014.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL I AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014 UNDER PROPOSAL II. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

This proxy may be revoked in the manner described in the accompanying proxy statement.

The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2013

x	y

BANC OF CALIFORNIA, INC. – ANNUAL MEETING, MAY 15, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5332

You can vote in one of three ways:

1.	Call toll free 1-855-663-1452 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/banc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Banc of California, Inc.

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2014

8:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the Board of Directors of Banc of California, Inc. (the “Company”), and their survivors, with full power of substitution, and authorizes them to represent and vote, as designated below, all shares of the voting common stock, par value $0.01 per share, of the Company held of record by the undersigned as of the close of business on March 24, 2014, at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on May 15, 2014, at 8:00 a.m. local time, at the facilities of Pacific Club, located at 4110 MacArthur Boulevard, Newport Beach, California, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote “For” the election of all nominees under Proposal I and “For” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 under Proposal II.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

5332